UNITED STATES
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WASHINGTON, D.C. 20549
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Wiley Unlocking Human Potential Notice of 2023 Annual Meeting of Shareholders Proxy Statement

Letter from our Chief Executive Officer

Dear shareholders,
Wiley has been a driving force in the world since 1807, consistently publishing new knowledge and insights to empower innovators, leaders, and learners. Throughout this time, our publishing programs have continually evolved to meet the needs of society, and our product offerings have broadened to better help our customers to succeed. Our ability to remain agile while always staying firmly focused on our timeless mission has allowed Wiley to deliver impact for over two centuries.
I believe that our 216th year represents the next major inflection point on Wiley’s journey. It is a year in which have recommitted to our greatest strengths and best opportunities and made some hard choices. In doing so, we have set Wiley up to generate greater value for our stakeholders now and well into the future.
Looking Back
Looking back, fiscal year 2023 was challenging for Wiley. The team achieved many important goals, but the year simply did not play out as we had expected. Unusual market headwinds and adverse events drove flat revenue and modestly lower Adjusted EBITDA. We moved aggressively to mitigate the profit impact but were nonetheless not at all satisfied with the results we delivered for our shareholders.
The year was also a catalyst for positive change. Beyond our financial performance, it became clear during the year that Wiley’s broad focus was stretching our capacity and adding complexity to our operations. We were pursuing many good opportunities but, simply stated, we were spread too thin, and this was beginning to challenge our performance.
Unlocking Greater Value
As a result, we have taken decisive action to simplify the company and unlock greater value for our stakeholders. We are implementing the following three-part plan we believe will achieve this goal:
1.Narrow the focus – Wiley’s focus will now be squarely on Research and Learning. Building on our core strengths, we will continue to publish new, high impact knowledge and deliver digital knowledge solutions that help our customers leverage new knowledge to achieve their important goals. Wiley has scale, a competitive advantage, and great opportunity in these areas, and they also represent our most profitable businesses.
2.Simplify the portfolio – To achieve this focus, we are divesting several non-core assets in university services and talent development. Collectively, these assets generated 19% of revenue in fiscal year 2023 but only 10% of Adjusted EBITDA. In short, these businesses require more time and investment than Wiley can allocate given its new focus.
3.Optimize the organization – We are also taking advantage of our narrowed focus to significantly streamline the Company and drive improved performance and profitability. This process includes simplifying our organization, rightsizing our cost structure, and optimizing our business processes.
We are moving swiftly to implement these actions in fiscal year 2024, and the full benefit is expected to be realized in fiscal years 2025, 2026, and beyond.
Looking Ahead
Looking ahead, Wiley will continue to be the world’s knowledge company, helping innovators, leaders, and learners to use new knowledge to achieve their all-important goals. We will leverage our enhanced focus to extend our leading positions in scientific research, educational content, and the ever-growing market for new knowledge and digital knowledge solutions.
Wiley will continue to lead the way in open research, ensuring that high-quality, peer-reviewed science drives increasing innovation and impact. We will continue to build our portfolio of trusted brands to accelerate the spread of new, high-impact knowledge and learning. And our powerful digital platforms and services will continue to help our partners in universities and corporations succeed in an increasingly complex knowledge ecosystem.

Wiley’s targeted opportunities are large and underpinned by strong market trends including an ever-increasing global spend on research and development. Further, Wiley’s enduring brands, core skill sets, and industry leading platforms position Wiley to win.
As Wiley focuses on these areas, we will deliver more knowledge and powerful knowledge solutions faster and more efficiently, and this will allow us to increase our growth, profitability, and customer impact.
The Wiley Community
Wiley’s people and our relationships will always be at the center of our success. This unique community starts with our Wiley colleagues, extends to the millions of researchers, learners, authors, clients, and partners that we work with every day, and includes you, our valued shareholders.
I am grateful to be able to work with our wonderful Wiley colleagues around the world, and thank them for their commitment to our mission, our customers, and each other. I also thank the Wiley Board of Directors for their leadership and partnership. And, finally, I thank you for your continued trust and confidence.
I am energized by the road ahead and look forward to working with all of you to ensure that Wiley drives increasing impact for the world’s knowledge seekers.

BRIAN NAPACK President and CEO

Letter from our Chair of the Board

To our valued shareholders,
For 216 years, Wiley has thrived by listening closely to our customers and markets, and by adapting our course to deliver consistent performance and long-term impact. We continue to demonstrate this agility today as we increase our focus on our exceptional market position in research and learning. In doing so, Wiley is creating a simpler, stronger company that will improve our performance and deliver exceptional value to our shareholders, and all our stakeholders, for years to come.
In its long history, Wiley has thrived through many periods of change such as the Second Industrial Revolution, when we began to shift our focus toward academic and technical publishing as the value of science and the demands of industry grew. Through the Third Industrial Revolution (the digital revolution), Wiley steadily transformed into a company that is now over 80 percent digital.
Today, Wiley stands at the center of the global knowledge economy. We are one of the largest and most respected publishers in the world, and we view our role as ensuring that high quality knowledge and science continue to drive innovation and positive change. We support more than 15 million researchers. We host over half of the world’s English-language research, enabling billions of user sessions yearly. Our content and digital knowledge solutions benefit millions of individuals in thousands of organizations and institutions worldwide, helping customers and partners succeed in an increasingly complex world.
Wiley drives real-world impact through what we do every day, making science and learning more accessible while naturally contributing to multiple UN Sustainable Development Goals. During the past year, we committed to being carbon net zero by 2040, aligning with the critical climate goal of preventing the global temperature from increasing beyond 1.5 degrees Celsius. We are leveraging our resources, reputation, and reach to positively influence society and our planet.
I am grateful for all our Wiley colleagues—an amazing community of smart, passionate people. They work every day to serve our customers and shape our legacy. I want to thank them for their dedication to, and support of, our enduring mission.
I also want to express gratitude to our colleague Dr. Laurie Leshin who will be stepping down from the Wiley Board after eight years of service. An impactful leader in education and science, her contributions to Wiley are invaluable and will resonate for years to come.
I am pleased to invite you to attend the 2023 Annual Meeting of Shareholders of John Wiley & Sons, Inc., to be held on September 28, 2023, at 8:00 am EDT. We are holding our Annual Meeting virtually to make it easier for you to attend and to provide a consistent experience, regardless of your location. Details for accessing the webcast are in the Notice of Meeting.
On behalf of the Wiley Board of Directors, I want to thank you for your continued support and confidence.

Best regards, JESSE C. WILEY Chair of the Board

111 River Street, Hoboken, NJ 07030-5774, U.S.
T +1 201 748 6000
F +1 201 748 5800
www.wiley.com

Notice of Annual Meeting of Shareholders

Items to be Voted Upon
1.Elect a board of ten (10) directors, of whom three (3) are to be elected by the holders of Class A Common Stock voting as a class and seven (7) are to be elected by the holders of Class B Common Stock voting as a class;
2.Ratify the appointment of PricewaterhouseCoopers LLP ("PwC") by the Board of Directors as the Company’s independent public accountants for the fiscal year ending April 30, 2024;
3.Approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers;
4.Approve, on an advisory basis, the compensation of our named executive officers; and
5.Transact such other business as may properly come before the meeting or any adjournments thereof.
Who may vote
Shareholders of record at the close of business on August 1, 2023 will be entitled to notice of, and to vote at, the Annual Meeting.
Attending the Virtual Meeting
The Annual Meeting will be a virtual meeting of shareholders. During the virtual Annual Meeting, you may ask questions and will be able to vote your shares electronically.
Your vote is very important. Whether or not you plan to attend the Annual Meeting virtually, please promptly vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.
Even if you execute this proxy, vote by telephone, or vote via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Corporate Secretary of the Company, by executing and delivering a later- dated proxy (either in writing, by telephone, or via the Internet), or by voting online at the Annual Meeting.
The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B shareholders are included. The matters listed in the Notice of Meeting are described in this Proxy Statement.
By Order of the Board of Directors,
Marjorie Pierre-Merritt
Corporate Secretary and Chief Governance Counsel
Hoboken, NJ
August 17, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on September 28, 2023.
Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended April 30, 2023 are available at www.proxyvote.com.
We are making the Proxy Statement and the form of proxy first available on or about August 17, 2023.

This Proxy Statement contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s prospects and make informed investment decisions. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this report regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding our fiscal year 2024 outlook, anticipated restructuring charges and savings, operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those described in any forward-looking statements. Any such forward-looking statements are based upon many assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond our control, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment by Wiley in new technologies and products; (ii) subscriber renewal rates for our journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of our educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) our ability to protect our copyrights and other intellectual property worldwide; (ix) our ability to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2024 in connection with our multiyear Business Optimization Program and our Fiscal Year 2023 Restructuring Program; and (xi) other factors detailed from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Proxy Statement Summary
This summary highlights certain information contained in this Proxy Statement. You should read the entire Proxy Statement carefully before you vote.

Matters to be voted on at our 2023 Annual Meeting of Shareholders
Shareholders will be asked to vote on the following matters at the Annual Meeting of Shareholders. Whether or not you plan to attend the Annual Meeting, we encourage you to promptly submit your proxy with your voting instructions. You may do this over the Internet, as well as by telephone or mail.

Proposal	Board's Recommendation	Page
1.Election of 10 Director Nominees	FOR each Nominee	5
2.Ratification of the appointment by the Board of Directors of PwC as the Company’s independent public accountants for the fiscal year ending April 30, 2024 (Ratification Proposal)	FOR	37
3. Approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers (Say-On-Frequency Proposal)	EVERY ONE (1) YEAR	41
4. Approve, on an advisory basis, the compensation of our named executive officers (Say-On-Pay Proposal)	FOR	42

2023 Proxy Statement	1

Proxy Summary
Company Highlights

Wiley is a knowledge company and a global leader in research, publishing, and knowledge solutions. Dedicated to the creation and application of knowledge, Wiley serves the world's researchers, learners, innovators, and leaders, helping them achieve their goals and solve the world's most important challenges. For more than two centuries, Wiley has been delivering on its timeless mission to unlock human potential.

$2.02B in Revenue
$422M Adjusted EBITDA
$173M Free Cash Flow

30 consecutive years of dividend increases

7000+ colleagues in 23 countries and 42 locations around the globe

A leading scientific, technical, and medical publisher with over **1,900 journals, 7.5M research articles**, and **22K online books** in its Wiley Online Library

A leading platform provider hosting **more than 50%** of the world's English language journal content and supporting **15M researchers** and **5B user sessions**

A leading knowledge solutions provider with **hundreds of society partners** and **corporate clients**

WE SUPPORT UN GLOBAL COMPACT

Committed to advancing **three United Nations Sustainable Development Goals:** Climate Action, Quality Education, Reduced Inequalities

Committed to being **carbon net-zero by 2040**, validated by the Science Based Targets initiative

10 Employee Resource Groups two launched in past year

Planted **750K trees** to date across Africa through Trees for the Future – one for every copy of a journal we stop printing

400+ global colleagues volunteered **1000+ hours** during the workday in April 2023

Human Rights Campaign **Best Places to Work for LGBTQ+ Equality 2 years in a row**; signatory of the HRC Business Statement on Anti-LGBTQ+ State Legislation

Visit us at  Wiley.com. Follow us on Facebook, Twitter, LinkedIn and Instagram.

2	2023 Proxy Statement

Proxy Summary
Corporate Governance Highlights

Independent Oversight
■9 of 11 current directors are independent
■Standing Board committees comprised 100% of independent directors
■Regular executive sessions of independent directors at Board meetings (chaired by the Chair of the Executive Committee) and committee meetings (chaired by independent committee chairs)
■Committed Board oversight of the Company’s strategy, risk management, corporate social responsibility, and human capital management and talent development
■Consistent periodic review of emergency and non-emergency CEO succession
■Continual review of Board composition, considering skills, experience and attributes of existing directors, individually and as a group

Board Refreshment and Development
■Comprehensive Board succession outlook and planning process
■Annual election of all Board directors
■Focus and commitment to actively seek out highly qualified women and underrepresented candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen. (27% of current directors are female and 18% are ethnically diverse, with 2 female directors holding Board leadership roles as committee chairs)
■Regular Board refreshment and mix of tenure of directors (4 of the director nominees joined the Board in the last 5 years)
■Director retirement age of 75
■Comprehensive director orientation and ongoing director education program

Compensation Best Practices
■Performance-based compensation and incentive payments based on financial results relative to pre-established targets
■Rigorous director and executive stock ownership requirements
■Prohibit pledging, hedging, short sales, and derivative transactions by directors, officers and employees
■Stringent clawback policy
■No related party transactions

Good Governance Practices
■Global Code of Conduct applicable to directors and all employees
■Annual Board and Committee self-evaluations and periodic individual director evaluations
■Strong director meeting attendance
■Board and committees oversight of environment, social and governance ("ESG") matters
■Governance Committee charter specifies corporate social responsibility and ESG strategy oversight
■Board oversight of cybersecurity risks, policies, controls and procedures
■Monitoring of outside board service levels
■Board and the Executive Compensation and Development Committee (the "Compensation Committee") annually engage in comprehensive senior management succession planning

2023 Proxy Statement	3

Proxy Summary
Director Highlights
Our Board regularly evaluates desired attributes in light of the Company’s strategy and evolving needs. We believe our directors bring a diverse and well-rounded range of attributes, viewpoints and experiences, and represent an effective mix of deep company knowledge and fresh perspectives. Below are highlights about our directors.

4	2023 Proxy Statement

Proposal 1.    Election of Director Nominees
The Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members. The Governance Committee and Board review and assess the continued relevance of and emphasis on these factors as part of the Board’s annual self-evaluation and in connection with candidate searches. The Governance Committee and Board have identified the skill sets set forth in the table below as the most important to the successful implementation of the Company’s long-range strategic plan. The Governance Committee and Board also consider the manner in which each director nominee’s qualities (i) complement those of other Board members and (ii) contribute to the functioning of the Board as a whole, including with respect to diversity. Diversity includes business experience, thought, age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, disability, and other personal characteristics. Information about each director nominee’s specific experience, qualifications and skills can be found in the biographical information below. We believe each of the Board’s nominees meets the qualifications, skills and expertise established by the Board for continuing service on the Board, including the areas that are critical to the Company’s strategy and operations, and will continue to collectively serve in the best interests of the shareholders and Company.

Director Nominees
There are ten (10) nominees for election this year. On August 8, 2023, Dr. Laurie A. Leshin notified the Board of her intent to not stand for reelection at the Annual Meeting. At the conclusion of her current term at the Annual Meeting, the size of the Board of Directors will be reduced to ten members. Dr. Leshin indicated that her decision not to stand for reelection was not due to any disagreement on any matter relating to our operations, policies or practices.
Except when the Board fills a vacancy occurring during the year preceding the next Annual Meeting of Shareholders, all directors are elected annually and serve a one-year term until the next Annual Meeting. The Board has affirmatively determined that the director nominees, except Messrs. Napack and Wiley, are independent under the applicable rules of the New York Stock Exchange ("NYSE"). Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors.
Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service or the Internet voting site. The holders of Class A Stock are entitled to elect 30% of the entire Board and if 30% of the authorized number of directors is not a whole number, the holders of Class A Stock are entitled to elect the nearest higher whole number of directors that is at least 30% of such membership. As a consequence and in consideration of Dr. Leshin's departure from the Board, three (3) directors will be elected by the holders of Class A Stock. The holders of Class B Stock are entitled to elect seven (7) directors.
Any nominee Director who receives a greater number of “withheld” votes from his or her election than “for” votes shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.
All of the nominees are currently directors of the Company.
Jesse C. Wiley, Brian A. Napack and Deirdre P. Silver have agreed to represent shareholders submitting proper proxies by mail, via the Internet, or by telephone, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards, by telephone or via the Internet. Although the Board has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.

2023 Proxy Statement	5

Proposal No. 1 - Election of Directors
Director Skills and Experience

1.On August 8, 2023, Dr. Leshin informed the Board she will not stand for reelection at the Annual Meeting.
*ESG = environmental, social and governance; CSR = corporate social responsibility; DE&I = Diversity, Equity and Inclusion;
CRM = Customer Relationship Management

6	2023 Proxy Statement

Proposal No. 1 - Election of Directors
Director Biographies
Directors to be Elected by Class A Shareholders and their Qualifications

Beth A. Birnbaum Age: 51 Director Since: 2018 Wiley Committees: –Digital Product and Technology Committee (Chair) –Governance Committee
Outside Directorships:
■Bridge Legal
■Fandom
■Forterra NW
■Partners In Health
■Recycle Track Systems
■Root, Inc. (NASDAQ: ROOT)
Former Directorships Held During the Past Five Years:
■GawkBox, Inc. (2019)
■Foodee Media (2021)
■Ripl (2022)
Background:
Ms. Birnbaum is a senior technology leader with over 20 years of experience in product, general management, operations and strategy. Most recently, Ms. Birnbaum served as Chief Operating Officer from 2017 to 2018 at PlayFab prior to its acquisition by Microsoft (NASDAQ: MSFT). Prior to PlayFab, Ms. Birnbaum served in a variety of roles at GrubHub (NYSE: GRUB) from 2011 to 2016, most recently as Senior Vice President of product, and led product management, user experience and design during GrubHub's growth from a startup to a public company.
Skills & Qualifications
■Brings valuable insights and extensive operational, marketing, sales and strategic experience within the technology industry.

Brian O. Hemphill Age: 54 Director Since: 2022 Wiley Committees: –Digital Product and Technology Committee –Governance Committee
Outside Directorships:
■ODU Educational Foundation Board of Trustees
■ODU Research Foundation Board of Trustees
■ODU Athletic Foundation Board of Trustees
■ODU Real Estate Board of Trustees
■Jefferson Science Associates, LLC Board of Directors
■Preston Hollow Community Capital Board of Managers
■Sun Belt Conference Board of Directors
Former Directorships Held During the Past Five Years:
■Genedge (2022)
■The Lebron James Family Foundation I Promise Institute Bureau (2023)
■American Association of State Colleges and Universities (AASCU) (2023)
Background:
Dr. Hemphill has extensive executive leadership experience in academia, bringing insight into the needs and practices of the academic community critical for developing and innovating new business models in our key businesses. Dr. Hemphill has served as Old Dominion University's (ODU) ninth president since 2021 and previously served as Radford University's seventh president from 2016 to 2021. In his role as President of ODU, Dr. Hemphill serves on a variety of boards and commissions, including serving on the board of directors of American Association of State Colleges and Universities (AASCU). Dr. Hemphill has also held senior roles at various educational institutions earlier in his career, including the University of Arkansas-Fayetteville, Northern Illinois University, and West Virginia State University.
Skills & Qualifications:
■Brings valuable insights and extensive executive leadership and operational experience in academia and active engagement with leaders, faculty, and students in the academic community.

2023 Proxy Statement	7

Proposal No. 1 - Election of Directors

Inder M. Singh Age: 64 Director Since: 2021 Wiley Committees: –Audit Committee
Outside Directorships:
■Affinity Federal Credit Union
■IonQ (NYSE: IONQ)
Background:
Mr. Singh has extensive finance and corporate management experience, as well as knowledge in the technology and infrastructure sectors in both developed and emerging markets having served as Executive Vice President and Chief Financial Officer of Arm Limited from 2019 to 2022. From 2016 to 2019, Mr. Singh served as Senior Vice President and Chief Financial Officer, and in 2016, as Chief Strategy and Marketing Officer, of Unisys Corp. Prior to that, Mr. Singh was a Managing Director at SunTrust Bank's equities unit from 2013 to 2016, and a Senior Vice President in finance at Comcast Corporation from 2012 to 2013. Mr. Singh has advised startups as a member of Columbia University's Entrepreneurship Advisory Board and Engineering Development Council. He has participated as a project advisor for the U.S. Department of Homeland Security on national security and critical infrastructure matters.
Skills & Qualifications:
■Has held multiple leadership positions with financial and accounting oversight responsibility throughout career. Valuable insights in the technology and infrastructure industries.

The Board recommends a vote "FOR" the election of all Director Nominees

8	2023 Proxy Statement

Proposal No. 1 - Election of Directors
Directors to be Elected by Class B Shareholders and their Qualifications

Mari J. Baker Age: 58 Director Since: 2011 Wiley Committees: –Governance Committee (Chair) –Executive Compensation and Development Committee
Outside Directorships:
■Blue Shield of California
Former Directorships Held During the Past Five Years:
■Healthline, Inc. (2020)
■Quicken, Inc. (2021)
■GoShip, Inc. (2023)
Background:
Ms. Baker has served as a non-executive director since 2006 and has experience serving on boards of multiple for-profit corporations and large non-profit organizations. She is an experienced general manager and business leader, as well as knowledge of digital marketing. She has held a number of executive officer positions in public and private companies primarily in technology fields, including roles as Chief Executive Officer of PlayFirst, Inc. and Navigenics, Inc., Chief Operating Officer of Velti, plc (NASDAQ:VELT), President of BabyCenter, Inc., a Johnson and Johnson company (NYSE: JNJ), and SVP/General Manager at Intuit, Inc. (NASDAQ: INTU). She has also been involved in venture capital, higher education, and executive leadership communities, in various capacities, including serving on the Board of Trustees of Stanford University. In addition to Wiley, Ms. Baker currently serves on the board of Blue Shield of California.
Skills & Qualifications:
■Brings wide-ranging operational and executive leadership experience with Fortune 50 companies, combined with over 20 years of board service in public, private and non-profit environments.

George Bell Age: 66 Director Since: 2011 Wiley Committees: –Executive Compensation and Development Committee (Chair) –Audit Committee
Outside Directorships:
■Association of College and University Educators
■Mavrk
■Material Bank
■Trust for Public Land
■Squash Busters
Former Directorships Held During the Past Five Years:
■Care.com, Inc. (2020)
■Angie's List (2020)
■Place IQ (2021)
■Helpsy (2023)
Background:
Mr. Bell has more than 30 years of entrepreneurial experience in creating and growing consumer-facing and software businesses as a chief executive officer as well as significant operations experience. Currently, Mr. Bell has been a Senior Partner at Archer Venture Capital since 2018. He was affiliated with General Catalyst Partners, a venture capital and private equity firm, as a Managing Director and then an Executive in Residence, from 2006 to 2017. Mr. Bell is also the founder of The Outdoor Life Network (now NBC Sports Network), a recipient of the Ernst & Young Entrepreneur of the Year Award for California and New England; and a four-time Emmy Award-winning producer and writer of documentaries on adventure, wildlife, and vanishing cultures.
Skills & Qualifications:
■Brings extensive operational and strategic experience with in the consumer business industry. Valuable insights in technological advancement.

2023 Proxy Statement	9

Proposal No. 1 - Election of Directors

David C. Dobson Age: 61 Director Since: 2017 Wiley Committees: –Digital Product and Technology Committee –Executive Compensation and Development Committee
Outside Directorships:
■Epiq
Former Directorships Held During the Past Five Years:
■Digital River (2019)
■Versapay (2020)
Background:
Mr. Dobson has over 30 years of experience in transforming and building global technology and service organizations as well as extensive experience in senior leadership positions. Mr. Dobson has been Chief Executive Officer of Epiq, a global provider of legal and business services, since 2019, and also serves on its board of directors. Previously, Mr. Dobson was the Chief Executive Officer of Digital River from 2013 to 2018 and served as Vice Chairman of the Digital River's board of directors until 2019. From 2010 to 2012, Mr. Dobson served as Executive Vice President and Group Executive, Global Lines of Business, at CA Technologies. From 2009 to 2010, Mr. Dobson served as President of Pitney Bowes Management Services, Inc., a wholly owned subsidiary of Pitney Bowes, Inc.
Skills & Qualifications:
■Brings extensive experience overseeing the technological advancement and transformative growth in a global technology and service organization. Successful leadership experience across roles in various complex businesses.

Raymond W. McDaniel, Jr. Age: 65 Director Since: 2005 Wiley Committees: –Audit Committee (Chair) –Executive Committee
Outside Directorships:
■Muhlenberg College
■Raymond James Financial (NYSE: RJF)
Former Directorships Held During the Past Five Years:
■Moody's Corporation (2023) (NYSE: MCO)
Background:
Mr. McDaniel is a seasoned non-executive director, having served as the non-executive chairman of the board of directors of Moody's Corporation from 2021 to 2023 and a member of the board since 2003. Mr. McDaniel is also a global leader with extensive experience in implementing international business expansion, including the launch of new products. He previously served as the Chief Executive Officer of Moody's Corporation for over 15 years from 2005 to 2020 as well as held additional roles in senior leadership including as Chairman, President and Chief Operating Officer of Moody's Corporation.
Skills and Qualifications:
■Led a global risk assessment firm for over 20 years. Brings extensive strategic and operational knowledge of a highly regulated financial services company.

10	2023 Proxy Statement

Proposal No. 1 - Election of Directors

Brian A. Napack Age: 61 Director Since: 2017 Wiley Committees: –None
Outside Directorships:
■Association of American Publishers (AAP)
■Business Higher Education Forum (2023)
Former Directorships Held During the Past Five Years:
■Burning Glass (2019)
■Zero to Three (2022)
Background:
Mr. Napack is President and CEO of Wiley, a global leader in research and education and one of the world's leading publishers. He is the 14th president in Wiley's 216-year history. Prior to joining Wiley in 2017, Mr. Napack was a senior advisor at Providence Equity Partners, a leading investor in media, education, information, and communication. He also served as President of Macmillan where he oversaw multiple businesses including education, digital media, consumer books, and magazines. Prior to Macmillan, he was a partner at L.E.K. Consulting, a global management consulting firm, leading its Media and Entertainment and Publishing and Education practices. He also founded and was CEO of ThinkBox, an education software company focused on early childhood. Earlier in his career while with The Walt Disney Company, Mr. Napack founded Disney Educational Publishing and co-founded Disney Interactive. Prior to Disney, he held senior roles at Simon & Schuster and A.T. Kearney.
A staunch advocate for free speech and a defender of the critical role publishers play in a democratic society, Mr. Napack currently serves as an officer in the position of Vice Chair for the Association of American Publishers (AAP). He has been a director since 2017 and an officer since 2019, including serving as Chair of the Board from September 2020 to January 2022. The AAP represents the leading book, journal, and education publishers in the U.S. and advocates for policies and practices that defend and advance freedom of speech, intellectual property rights, and free and fair markets. Mr. Napack also serves on the board of the Business Higher Education Forum after recently serving as Chairman. BHEF is a non-profit membership organization dedicated to bridging the talent gap by building data-driven pathways that use education to connect talent to jobs. Previously, he served as a member of the boards of Zero to Three, Blackboard Inc., Houghton Mifflin Harcourt, Burning Glass, Ascend Learning, Recorded Books, Ingram Industries, myON, Education Management Corporation, and Synergis Education..
Skills & Qualifications:
■Extensive background as a leader and innovator in the media, education and information industries.
■Proven focus on the creation, management and growth of businesses in education and information that leverage new strategies, business models, technologies and distribution platforms to address evolving market demand.
■Significant experience gained through managing and serving on the boards of a wide array of companies within Wiley's industries.

2023 Proxy Statement	11

Proposal No. 1 - Election of Directors

William J. Pesce Age: 72 Director Since: 1998 Wiley Committees: –Executive Committee (Chair)
Outside Directorships:
■William Paterson University Board of Trustees
■Pesce Family Ventures, LLC
Background:
Mr. Pesce has extensive experience with leading a global public company, strategic planning, financial planning and analysis, acquisitions and partnerships, and investor relations. In addition, through his active engagement in the academic community and investing in early stage companies, he has exposure to innovative, technology-enabled business models. He has served as the Company's 10th President and Chief Executive Officer for 13 years from 1998 to 2011, when he retired after nearly 22 years at the Company. Mr. Pesce is a member of the Board of Trustees of William Paterson University. Mr. Pesce is also a benefactor and advisor to the Pesce Family Mentoring Institute at William Paterson University. He served on the Board of Overseers of New York University's Stern School of Business for 17 years until 2005. Mr. Pesce also launched Pesce Family Ventures, LLC in 2015 with the aim to invest in early-stage companies, particularly entities that leverage enabling technology to serve customers.
Skills & Qualifications:
■Brings extensive strategic, operational and financial oversight experience through leading a global public company and valuable insights in the academic community, with exposure to innovative, technology-enabled business models at early stage companies.

Jesse C. Wiley Age: 53 Director Since: 2012 Wiley Committees: –None
Outside Directorships:
■None
Former Directorships Held During the Past Five Years:
■None
Background:
Mr. Wiley has broad and deep experience in Wiley's industries with partners and customers in the markets Wiley serves. He also brings in-depth knowledge of numerous businesses, functions and initiatives within Wiley, including in digital publishing, online learning, new product and business model development, partnerships and acquisitions. Mr. Wiley was elected Chair of the Board of Directors of the Company in 2019, having served as a director since 2012. Prior to being elected as Chair, Mr. Wiley was an employee of the Company since 2003. Most recently, Mr. Wiley has worked in Wiley's Research division on business development including building partnerships with academic societies and helping grow business and partnerships in China. Previously he worked in corporate M&A and strategy development, on international business development, digital and new business initiatives, and product development within the division formerly known as Professional Development. Prior to that, he worked as a marketer and editor of professional books.
Skills & Qualifications:
■Mr. Wiley is a 7th generation member of the Wiley family and brings to the Board deep knowledge and appreciation of the contributions the Company makes to research and education now and throughout its history. His alignment with shareholder and stakeholder interests makes Mr. Wiley an important part of the Board’s decision-making processes along with a majority of independent directors.

The Board recommends a vote "FOR" the election of all Director Nominees

12	2023 Proxy Statement

Proposal No. 1 - Election of Directors
Departing Director
Dr. Leshin, who has served as a director of the Company since 2015, will not stand for reelection at the Annual Meeting.

Laurie A. Leshin Age: 58 Director Since: 2015 Wiley Committees: –Executive Committee
Outside Directorships:
■FIRST
■Watermark Insights
Former Directorships Held During the Past Five Years:
■BoldlyGo Institute (2019)
■American Association of Colleges and University (2020)
■Association of Independent Colleges & Universities of MA (AICUM) (2022)
■MA HighTech Council (2022)
■Worcester Polytechnic Institute (2022)
■John F. Kennedy Library Foundation (2023)
Background:
Dr. Leshin, a leading scientist and educator, has over 20 years of leadership experience in academia and government service bringing insight into the needs and practices of the academic and research community critical for developing and innovating new business models in Wiley's key businesses. She currently serves as a Director of NASA's Jet Propulsion Lab, a research and development lab operated for NASA by Caltech, since 2022. She previously served as the 16th president of Worcester Polytechnic Institute (WPI) from 2014 to 2022. Prior to WPI, Dr. Leshin served as the Dean of the School of Science at Rensselaer Polytechnic Institute in New York from 2011 to 2014. At NASA's Goddard Space Flight Center, she served as Director of Science, then Deputy Director for Science and Technology from 2005 to 2008. In 2010, she became Deputy Associate Administrator of the Exploration Systems Mission Directorate at NASA Headquarters. Dr. Leshin is a recipient of NASA's Outstanding Leadership Medal, NASA's Distinguished Public Service Medal, and the Meteoritical Society's Nier Prize.
Skills & Qualifications:
■Brings valuable insights and extensive executive leadership and operational experience in academia and government service. Brings in depth knowledge of the research environment being a leading scientist and educator in her field.

2023 Proxy Statement	13

Proposal No. 1 - Election of Directors
Board Composition and Refreshment
Our Board is comprised of diverse and engaged individuals with a wide range of relevant qualifications, skills and experiences, each of whom contribute to the overall effectiveness of our Board and committees. We believe the Board benefits from a mix of new directors who bring fresh perspectives and longer-serving directors who bring valuable experience, continuity and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, skills, viewpoints and experiences. Our Governance Committee is primarily responsible for maintaining a balanced and diverse Board through robust succession planning and refreshment processes. In doing so, the Governance Committee takes into consideration the corporate strategy and the overall needs, composition, and size of the Board, as well as the criteria adopted by the Board regarding director qualifications. To promote thoughtful Board refreshment, we:
■Developed a comprehensive, ongoing Board succession planning process;
■Conduct an annual Board and Committee assessment process and periodic individual director assessments;
■Conduct ongoing reviews of the skill sets of the Board in comparison to the Company's long-term strategies; and
■Adopted a policy in which no director may stand for election to the Board after reaching the age of 75.
The following reflects information of our current Board. Four of the 11 current directors have joined the Board over the last five years. The average age of our directors is 60 years. The average tenure of all our directors is 8.6 years.
The Board annually recommends the slate of director nominees for election by the shareholders at the Annual Meeting and is responsible for filling vacancies on the Board at any time during the year. The Governance Committee has a process to identify and review qualified individuals to stand for election, including potential nominees recommended by current directors, retained search firm or shareholders. The Governance Committee has the authority to independently engage the services of a third-party search firm or other consultant to assist in identifying and screening potential director nominees. The full Board reviews and has final approval of all potential director nominees being recommended to the shareholders for election to the Board.
The Board and the Governance Committee consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:
■The Board seeks qualified individuals who, taken together, represent the required diversity of skills, backgrounds and experience for the Board taken as a whole;
■A director should have the required expertise and experience, a proven record of professional success and leadership and be able to offer advice and guidance to the Company;
■A director should possess the highest personal and professional ethics, integrity and values; must be inquisitive and objective and have the ability to exercise practical and sound business judgment;
■A director should have the ability to work effectively with others;
■The Board also considers diversity factors, such as business experience, thought, age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, disability, and other personal characteristics;

14	2023 Proxy Statement

Proposal No. 1 - Election of Directors
■A majority of directors should be independent; and
■A director retires from the Board at the annual meeting following his or her 75th birthday, unless an exception is approved by the Board.

Consideration of Board Diversity
Throughout the director selection and nomination process, the Governance Committee and the Board seek to achieve diversity within the Board with a broad array of viewpoints and perspectives that are representative of our global business. The Governance Committee adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, disability, and other personal characteristics or any other protected category under applicable law. This process is designed to assist the Board in identifying potential board members with diverse backgrounds, perspectives and experience, including appropriate financial and other expertise relevant to the business of the Company.
The director nomination processes call for the consideration of a range of types of diversity, including business experience, thought, age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, and disability. In fact, diversity is one of the enumerated criteria the Board has identified as critical in maintaining among its current and potential directors. The Board also annually assesses the diversity of its members as part of its assessment process.
27%        /    73%            2 of 5
    Female Directors        Male Directors        Committees chaired by Female Directors 45%                    3 Directors        2 Directors
    of our directors are diverse            are women        are ethnically diverse
Director Orientation and Continuing Education
All new directors participate in our director orientation program over the course of the first year serving on our Board. New directors have a series of meetings over time with each member of the Board, and senior management representatives from the business and shared services areas to review and discuss information about the company, including the Company’s business, financial performance, strategic plans, executive compensation program, controls and corporate governance policies and practices. Based on input from our directors, we believe this gradual onboarding approach, coupled with additional committee-specific training and materials, provides new directors with a strong foundation in the Company’s businesses, connects new directors with other members of the Board and members of management with whom they will interact and see, and accelerates their effectiveness to engage fully in Board deliberations.

2023 Proxy Statement	15

Proposal No. 1 - Election of Directors
Continuing education is also provided during Board meetings and other Board discussions as part of the formal meetings, and as stand-alone information sessions outside of meetings to help keep them appropriately apprised of key developments in the Company’s businesses and industries, as well as developments in corporate governance. The directors are also encouraged to visit the Company’s global offices and to attend Company sponsored events, which provide the directors with an opportunity to see and experience firsthand the execution and impact of the Company’s strategy and to engage with senior leaders and associates to deepen their understanding of the Company’s business and corporate culture. In addition, the Company pays for all reasonable expenses for any director who wishes to attend external director continuing education programs.

Board and Committee Assessments
The Board believes self-evaluations of the Board, the Governance Committees and individual directors are important elements of corporate governance. As such, the Board and each of its committees conduct a self-evaluation at least annually and individual director evaluations periodically.
In addition, informal evaluations are conducted after every quarterly meeting of the Board by the Chair of the Board and the Chair of the Governance Committee so that directors have an opportunity to share perspectives, feedback and suggestions year-round, both in and outside of the boardroom.
As part of this process, tailored questionnaires for the Board and each committee are reviewed and approved by the Governance Committee prior to the distribution to each of the directors. Following completion of the questionnaires, the Chair of the Governance Committee and non-executive Chair meet individually with each director to solicit individual feedback. The results of the committee evaluations are shared with the Chairs of each committee on an anonymized basis. The Chair of the Governance Committee then provides the Governance Committee and the Board with a summary of responses to the questionnaires. Separately, each committee Chair additionally reviews the applicable committee self-evaluation results with members of the relevant committee.
Our assessment processes enable directors to provide confidential feedback on topics including: meeting agenda and materials, the Board’s culture, quality of discussions, engagement, skills and characteristics, participation in the strategic planning process, engagement with management, perspectives to consider for future Board refreshment, and topics of focus in the coming year as well as director education topics. Periodically, the Board engages a third-party facilitator to help administer the annual Board and committee evaluations. The objective of the annual evaluation is to ensure that the Board as a whole, its committees, and its individual directors are functioning at a high level and providing the best value and performance for the Company’s stakeholders, management and employees.

Shareholder Recommendations and Nominations of Director Candidates
The Governance Committee will consider recommendations for director nominees made by shareholders and evaluate them using the same criteria as for other candidates. Recommendations received from shareholders are reviewed by the Chair of the Governance Committee to determine whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board. Shareholders who wish to recommend a director candidate to the Governance Committee should follow the procedures set forth under “2024 Shareholder Proposals and Director Nominations” on page 80 of this Proxy Statement. The recommendation should include, among other information, the candidate’s name, biographical data, and a description of his or her qualifications, including with respect to diversity.

16	2023 Proxy Statement

Corporate Governance
Key Corporate Governance Documents
The following key corporate documents are available at www.wiley.com/en-us/corporate-governance: Corporate Governance Principles; the Business Conduct and Ethics Policy; Code of Ethics Policy for Senior Financial Officers; and the Charters of our Audit, Executive Compensation and Development, Governance, Digital Product and Technology ("Technology Committee"), and Executive Committees of the Board.

Business Conduct and Code of Ethics
The Company has adopted a global Business Conduct and Ethics Policy that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and any persons performing similar functions, as well as all directors, officers and employees of the Company. The Company also maintains a Code of Ethics policy for its senior financial officers. The Company intends to satisfy the disclosure requirements regarding any amendments to, or waivers from, a provision of the Code of Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website. You can find the Code of Ethics on the Company’s website at www.wiley.com/en-us/corporategovernance.
The Company's Vendor Code of Conduct (the “Vendor Code”), applicable to suppliers, service providers, contingent workers, agents, consultants, independent contractors, and business partners of the Company contains general requirements for vendors to do business with the Company, including responsibility and compliance with laws, protecting confidential information, adherence to equal employment practices, and demonstrating a commitment to responsible environmental stewardship and responsibility.

Corporate Governance Principles
To promote the best corporate governance practices, the Company adheres to the Board's Corporate Governance Principles ("Principles"). The Board and management believe that these Principles, which are consistent with the requirements of the Securities and Exchange Commission ("SEC"), are in the best interests of the Company, its shareholders and other stakeholders, including employees, customers and suppliers. The Board is responsible for ensuring that the Company has a management team capable of representing these interests and of achieving superior business performance.
Pursuant to the NYSE rules, the Company is considered a “controlled company,” defined as a company where more than 50 percent of the voting power is held by an individual, a group, or another company. As such, the Company would be exempt from certain corporate governance standards. However, the Board believes it is in the best interest of the Company and its shareholders and stakeholders to abide by all of the NYSE listing rules, regardless of the exemptions available.

Our Board of Directors
The Board, which is elected annually by the shareholders, exercises oversight and has final authority and responsibility with respect to the Company’s affairs, except with respect to those matters reserved to shareholders. All major decisions are considered by the Board as a whole.

2023 Proxy Statement	17

Corporate Governance
The Board appoints the CEO and other corporate officers, acts as an advisor to and resource for management, and monitors management’s performance.
The Board plans for the succession of the CEO. The Executive Compensation and Development Committee, based on an evaluation of the CEO’s performance by the Executive Committee, determines the CEO’s compensation, and discusses its recommendation with the Board in executive session. The Board also oversees the succession process for certain other management positions, and the CEO reviews with the Board annually his assessment of key management incumbents and their professional growth and development plans. The Board also:
■reviews the Company’s business and strategic plans and operating performance;
■reviews and approves the Company’s financial objectives, investment plans and programs; and
■provides oversight of internal and external audit processes and financial reporting.
Under the Company’s By-Laws, the Board has the authority to determine the appropriate number of directors to be elected so as to enable it to function effectively and efficiently. The Governance Committee makes recommendations to the Board concerning the appropriate size of the Board, as well as selection criteria for candidates. Each candidate is selected based on background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. In addition to the individual candidate’s background, experience and expertise, the manner in which each board member’s qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account. The Governance Committee nominates a candidate, and the Board votes on his or her candidacy. The shareholders vote annually for the entire slate of Directors.
Any nominee Director who receives a greater number of “withheld” votes from his or her election than “for” votes must tender his or her resignation for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.

Attendance
Regular attendance at Board meetings and the Annual Meeting of Shareholders is expected of each director. Between May 1, 2022 through April 30, 2023 (“fiscal year 2023” or "FY23"), our Board held 7 meetings and our Committees held an aggregate of 30 meetings. In fiscal year 2023, no incumbent director attended fewer than 75% of the total number of Board and applicable Committee meetings (held during the period that such director served). All members of the Board attended the 2022 Annual Meeting of Shareholders.

Director Independence
The Board’s director independence guidelines, which are a part of its Corporate Governance Principles, are consistent with the rules of the NYSE, to assist in determining director independence. For a director to be considered independent, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board is currently composed of eleven (11) members. Brian A. Napack is the Company’s President & CEO. Jesse C. Wiley is a member of the Wiley family. The Board has affirmatively determined that all of our directors, except Mr. Napack and Mr. Wiley, meet the independence guidelines the Board set forth in its Corporate Governance Principles.

18	2023 Proxy Statement

Corporate Governance
Board Leadership Structure
The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chair of the Board shall be an independent member of the Board. The Board is currently led by Mr. Wiley, our non-executive Chair of the Board. Meetings of the Board are called to order and led by the Chair.
The Board believes separating the roles of Chair and CEO allows our CEO to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Chair to lead the Board in its oversight and advisory roles. Our Chair is elected by the independent directors of the Board. Because of the many responsibilities of the Board and the significant amount of time and effort required by both the Chair and the CEO to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Company’s Governance Committee is also led by an independent director, Mari J. Baker. Ms. Baker serves as a liaison between the Chair and the independent directors and is available to consult with the Chair and the CEO about the concerns of the Board.
For the foregoing reasons, the Board has determined that its current leadership structure is appropriate and in the best interest of the Company’s shareholders.
Non-Management Executive Sessions: The Board has regularly scheduled non-management executive sessions during Board meetings. The Board has also scheduled periodic executive sessions with only independent directors during the quarterly Board meetings.

Transactions with Related Persons
We are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest and in which the amount involved exceeds or is expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year. Related persons include any Director, nominee for Director, executive officer of the Company, beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family members of such persons. The term “transaction” is broadly defined under SEC rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness or any series of similar transactions, arrangements or relationships.
The Company’s Board has adopted a written policy that requires the CEO to review and approve any related party transactions with respect to executive officers, and the Audit Committee to review and approve related person transactions with respect to any director, any executive officer of the Company, any nominee for director, any shareholder owning in excess of 5% of the total equity of the Company, and any immediate family member of any such person. The CEO may elect to refer any related person transaction to the Audit Committee for its review, approval, or ratification if the CEO believes such action is appropriate. The vote of a majority of disinterested directors will be required for the approval or ratification of any related person transaction subject to review by the Audit Committee. Such transactions will only be approved after taking into consideration whether the transaction is fair and reasonable and is consistent with the best interests of the Company. Factors to be taken into account in making the determination may include the business purpose of the transaction, whether the transaction is entered into on an arms-length basis on terms fair to the Company, and whether the transaction would violate the provisions of the Company’s Business Conduct and Ethics Policy. Based on information available to us and provided to us by our Directors and executive officers, no such material transactions were entered into during fiscal year 2023.

2023 Proxy Statement	19

Corporate Governance
Committees of the Board of Directors
The Board has established five standing committees: the Audit Committee, the Executive Compensation & Development Committee, the Governance Committee, the Executive Committee, and the Digital Product & Technology Committee. The primary responsibilities of each of the committees is described below, together with the current membership and number of meetings held in fiscal year 2023. Currently, all of our Board committees are composed entirely of independent, non-management directors. Charters for all five Board committees are available on our website at www.wiley.com/en-us/corporate-governance. Each Committee conducts an annual self-evaluation of performance against its objectives and reviews compliance with the charter of the committee. The Board reviews and approves the committee charters annually.
Committee Members
Our fiscal year 2023 year began on May 1, 2022 and ended on April 30, 2023. As part of our broader Board refreshment practices, we review our Committee memberships annually following last year’s Annual Meeting of Shareholders. Directors joining new committees participated in an orientation program, with particular focus on committee memberships, to create a seamless transition. The following table indicates present Board and committee membership, and total meetings of the Board and its standing committees for fiscal year 2023:

Director	Board	Audit	Compensation	Executive	Governance	Technology
Brian A. Napack[1]	■
Mari J. Baker	■		■
George Bell	■	■
Beth A. Birnbaum	■				■
David C. Dobson	■		■			■
Brian O. Hemphill	■				■	■
Laurie A. Leshin[2]	■			■
Raymond W. McDaniel, Jr.	■			■
William J. Pesce	■
Inder M. Singh	■	■
Jesse C. Wiley[1]
Number of Fiscal Year 2023 Meetings[3,4]	7	10	5	6	4	5
Board or Committee Chair
1Mr. Napack and Mr. Wiley are not members of a standing committee.
2On August 8, 2023, Dr. Leshin informed the Board she will not stand for reelection at the Annual Meeting.
3The Board's quarterly meetings are conducted over a two-day period.
4The Audit and Digital Product and Technology Committees hold a joint meeting on an annual basis as part of their oversight of cyber risk. The total for each of the committees reflects the joint meeting.

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Corporate Governance

Audit Committee

Primary Responsibilities
■Assisting the Board in fulfilling its fiduciary oversight responsibilities relating to the integrity of the Company’s financial statements filed with the SEC, accounting policies, adequacy of disclosures, the Company’s compliance with legal and regulatory requirements, the financial reporting process, the systems of internal accounting and financial controls established by management, the controls relating to corporate environmental, social and governance reporting, and the sufficiency of auditing relative thereto.
■Evaluating the qualification, independence and performance of the independent public accounting firm engaged to audit the Company’s financial statements, including reviewing and discussing with such firm their independence and whether providing any permitted non-audit services is compatible with their independence.
■Reviewing the performance and effectiveness of the internal audit function, including its objectives, responsibilities, and compliance with International Standards for the Professional Practice of Internal Auditing, and qualifications of internal audit staff.
■Reviewing and approving the internal audit plan.
■Assisting the Board in fulfilling its oversight responsibilities regarding the Company’s policies and processes with respect to risk assessment and risk management, including overseeing the Company’s assessment and reporting of material risks and any significant non-financial risk exposures and reviewing reports from management on material risk topics.
■Establishing and maintaining oversight for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls, auditing matters and business conduct in accordance with the Business Conduct and Ethics Policy.
■Maintaining financial oversight of the Company’s employee retirement and other benefit plans and making recommendations to the Board with respect to such matters.
■Reviewing with management an assessment of technology and information security risks, including cybersecurity and data privacy, and controls implemented to monitor and mitigate these risks.
■Reviewing, ratifying and/or approving related person transactions.
■Reviewing and discussing quarterly earnings prior to its release, and also reviewing quarterly results prior to filings.
Financial Expertise and Independence
The Board has determined that Raymond W. McDaniel, Jr. and Inder M. Singh satisfy the criteria adopted by the SEC to serve as “audit committee financial experts” and that all of the members of the Audit Committee are independent directors and financially literate pursuant to the applicable requirements under the SEC and NYSE rules.
No Audit Committee member concurrently serves on the audit committee of more than two other public companies.
Audit Committee Report
The Audit Committee Report is set forth beginning on page 39 of this Proxy Statement.

Met 10 times in FY2023 Current Committee Members Raymond W. McDaniel, Jr., Chair George Bell Inder M. Singh

2023 Proxy Statement	21

Corporate Governance

Executive Compensation and Development Committee

Primary Responsibilities
■Overseeing all aspects of the executive compensation program and ensure the program best achieves the Company’s objectives, considering the business strategy, talent needs, and market data trends.
■Reviewing and recommending for Board approval the CEO’s annual compensation based on (i) CEO objectives reviewed by the Executive Committee, (ii) performance evaluations conducted by the Executive Committee, and (iii) market and/or peer group data, including base salary, incentive compensation, equity compensation, and any perquisites.
■Reviewing and approving management’s recommendations, and providing guidance on matters, relating to Senior Officer appointments, compensation levels, incentive plan goals, and award payouts, including any other key agreements.
■Leading the review of succession planning, development and talent assessment for executive officers (including the CEO) and other critical senior management roles, as needed, with the support of the Executive Committee; and discussing succession planning and talent reviews with the full Board at least annually.
■Supporting the Executive Committee in its development and maintenance of the emergency succession plan for the CEO.
■Reviewing and, when appropriate, approving the principles and policies for compensation and benefit programs company-wide.
■Overseeing the Company’s strategies, policies and practices related to human capital management, including culture, diversity, equity and inclusion, safety, pay equity, and talent management and development, including the ability to attract, develop, and retain talent needed to execute Company strategy.
■Hiring and consulting with the independent Compensation Consultant
Independence
The Board of Directors has determined that all Compensation Committee members are independent directors pursuant to the applicable requirements under the SEC and NYSE rules.
Limited Delegation of Authority to Management
The Compensation Committee has delegated limited authority to the CEO and the Chief People Officer to make certain “off-cycle” equity grants outside of the annual equity grant process to existing employees who are neither Company executive officers nor directors. The delegation is subject to maximum shares that can be granted per fiscal year, as well as a maximum to any one person per fiscal year. Shares awarded pursuant to this delegation will be valued based on the closing price of the Company’s stock on the NYSE as of the last day of the quarter and will be issued after quarter-end. Any grants made “off-cycle” are reported to the Compensation Committee at the next regularly scheduled quarterly meeting following such awards.
Compensation Committee Report
The Compensation Committee Report is set forth beginning on page 67 of this Proxy Statement.

Met 5 times in FY2023 Current Committee Members George Bell, Chair Mari J. Baker David C. Dobson

Compensation Consultant
The Compensation Committee has engaged FW Cook as its independent Compensation Consultant. FW Cook advises the Compensation Committee on competitive market practices and trends, provides proxy pay data for the Company’s peer compensation group, presents information and benchmarking regarding specific executive compensation matters, reviews management proposals, and provides recommendations regarding CEO pay. The Compensation Committee reviewed its relationship with FW Cook, considered FW Cook’s independence and the existence of potential conflicts of

22	2023 Proxy Statement

Corporate Governance
interest, and determined that the engagement of FW Cook did not raise any conflict of interest or other issues that would adversely impact FW Cook’s independence.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Executive Committee

Primary Responsibilities
■Exercising the powers of the Board as appropriate, in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible.
■Reviewing the annual objectives of the Chair and the CEO and recommending approval of the objectives by the Board.
■Evaluating the performance of the CEO relative to the approved objectives and provide an annual assessment to the Compensation Committee to support its responsibility of recommending the compensation of the CEO to the full Board.
■Evaluating the performance of the Chair of the Board relative to the approved objectives and provide an annual assessment to the Governance Committee to support its responsibility of recommending the compensation of the Chair to the full Board.
■Developing and overseeing the maintenance of an emergency succession plan for the CEO in the event of death or disability or other unexpected occurrence that would prevent the CEO from continued service.
■Reviewing, at least annually, the emergency succession plan, and recommend proposed revisions to the Board.
■Developing and reviewing progress annually on the emergency and non-emergency succession planning for the Chair; and supporting the Compensation Committee in the monitoring and maintenance of the succession plan for the CEO.
Independence
The Board of Directors has determined that all Executive Committee members are independent directors pursuant to the applicable requirements under the SEC and NYSE rules.

Met 6 times in FY2023 Current Committee Members William J. Pesce, Chair Laurie A. Leshin[1] Raymond W. McDaniel, Jr.

1.On August 8, 2023, Dr. Leshin informed the Board she will not stand for reelection at the Annual Meeting.

2023 Proxy Statement	23

Corporate Governance

Governance Committee

Primary Responsibilities
■Assisting the Board in determining the appropriate general qualifications and criteria for directorships and in the identification of qualified individuals to serve as directors and recommending Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies between annual meetings.
■Reviewing the composition and structure of standing committees and assisting the Board in proposing committee assignments, including committee memberships and chairs.
■Coordinating and overseeing the annual Board self-evaluation process.
■Evaluating non-employee director compensation, and periodically reviewing the compensation of the Chair of the Board, considering the annual evaluation of performance with the Executive Committee, and recommending such compensation to the Board.
■Making recommendations to the Board regarding its Corporate Governance Principles.
■Overseeing the Company’s environmental, social and governance strategy and reporting, including diversity, equity and inclusion and impacts of climate. Coordinating with the other committees of the Board, as appropriate, and management, to help ensure that the committees have received the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of the areas that fall within each committee’s area of responsibility.
■Reviewing, assessing, and pre-approving situations whereby Directors are seeking to join the board of another organization to confirm that there are no potential conflicts of interest or other concerns, and reviewing continued service of directors after materials changes to their principal occupation.
Independence
The Board of Directors has determined that all Governance Committee members are independent directors pursuant to the applicable requirements under the SEC and NYSE rules.

Met 4 times in FY2023 Current Committee Members Mari J. Baker, Chair Beth A. Birnbaum Brian O. Hemphill

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Digital Product and Technology Committee

Primary Responsibilities
■Overseeing and giving guidance on the Company’s digital product/services, technology-driven initiatives and investments and overall technology strategies.
■Reviewing the Company’s digital product/service and technology infrastructure roadmaps and delivery of features and functionality in line with Company and business unit strategies, and monitoring emerging technology, industry and competitive trends that may materially affect the Company’s business strategy or technology investments.
■Reviewing and providing guidance to management and the Board on talent, structure and capabilities of the Company’s technology and digital product/service teams.
■Distilling information for and providing summaries and insight to the Board on the Company's digital product and technology strategy, including both organic and inorganic initiatives.
■Coordinate with, or report to, or cause management to report to the Audit Committee, any activities undertaken by the Digital Product and Technology Committee involving the oversight of enterprise-wide or product-related technology, that supports the Audit Committee’s overall oversight of the Company’s global risk management framework (including technology and information security risks and privacy).
Independence
The Board of Directors has determined that all Digital Product and Technology Committee members are independent directors pursuant to the applicable requirements under the SEC and NYSE rules.

Met 5 times in FY2023 Current Committee Members Beth A. Birnbaum, Chair David C. Dobson Brian O. Hemphill

The Board’s Oversight of Risk Management
Board and Committee Oversight of Risk
The Company has established an Enterprise Risk Management program. Management of risk is the direct responsibility of the Company’s President & CEO and the executive leadership team. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts. The Company believes that the Board’s leadership structure further supports the risk oversight function of the Board by providing for open communication between the Board and management such that all directors are involved in the risk oversight.
The Company’s Board administers its risk oversight function directly and through its Audit Committee, Governance Committee, Compensation Committee, and Technology Committee. The Company’s senior management engages with and reports to the Board and the relevant committees on a regular basis to address material risks. The Board receives regular reports from these committees, which include reports on those areas over which they have risk oversight responsibility, as appropriate. The Board members also dedicate a portion of their meetings to reviewing and discussing the Company’s significant risks topics in greater detail.
Audit Committee: The Audit Committee has oversight responsibility of major financial risk exposures, including litigation and compliance risk and the steps management has taken to monitor and mitigate such exposures. The Audit Committee also assists the Board in fulfilling its oversight responsibilities regarding the Company’s policies and processes with respect to risk assessment and risk management, including overseeing the Company’s assessment and reporting of material risks and any significant non-financial risk exposures and reviewing reports from management on

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material risk topics. The Audit Committee reviews and takes appropriate action regarding the company’s annual and quarterly financial statements, the internal audit program and has internal control over financial reporting.
The Audit Committee reviews with management, and the Digital Product and Technology Committee as appropriate, the security of and risks related to cybersecurity and the Company’s information technology systems and procedures, continuity of operations, and reliability of internal controls. The Audit Committee also receives regular updates from management, including the General Counsel, on litigation risk.
In addition, the Corporate Audit Department continually monitors the risk profile of the Company, and annually presents to the Audit Committee a risk assessment (refreshed quarterly) that is based on the strategic priorities of our senior leaders, which results in an enterprise-wide key risk map to assist the Board in its oversight of critical risks. These exercises inform the preparation of a risk-based audit plan to cover and address the effectiveness of control activities in critical areas.
The Audit Committee also holds separate regular executive sessions with internal audit and the independent auditors.
Governance Committee: The Governance Committee has oversight responsibility over the Company’s governance structure, corporate social responsibility, and other governance matters, including Board and director performance, director compensation, director succession planning, the Board's annual self-evaluation of its performance and overall Board effectiveness and the review of the Company’s corporate governance documents. The Governance Committee also oversees the Company’s ESG program.
Executive Compensation & Development Committee: The Compensation Committee has oversight responsibility for the management of risk relating to human capital management, including the Company’s executive compensation programs. The Compensation Committee aims to ensure that the Company’s annual and long-term incentive plans do not incentivize or encourage excessive or unnecessary risk-taking. The Compensation Committee also reviews, with assistance from the Executive Committee, executive leadership development and succession plans for the CEO and other executive officer positions. The Compensation Committee retains an independent compensation consultant to assist with its oversight responsibilities and to ensure that the compensation programs are designed in a manner that aligns the Company's executive compensation program with the interests of the Company and its shareholders and does not encourage excessive or unnecessary risk taking.
Digital Product and Technology Committee: The Technology Committee has oversight responsibility of risks related the Company’s management and development of technology, primarily those relevant to customer facing products and services, internal information technology and systems and procedures. The Technology Committee receives regular updates from management on risks in these areas, including data and enterprise security.

Oversight of ESG Risk
The Board recognizes the importance of our ESG initiatives and the need to provide effective oversight of those initiatives. The Board has oversight responsibility for all areas not specifically delegated to one of its committees. In concert with its committees, the Board also oversees material risks and opportunities related to our strategic plans, including ESG as part of the Company's enterprise strategy. The following are the specific committee responsibilities relating to ESG:
■The Governance Committee’s Charter sets forth its responsibility for oversight of the Company’s environmental, social and governance strategy and reporting, including diversity, equity and inclusion and impacts of climate.

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■The Compensation Committee Charter sets forth its responsibility for oversight of the Company’s strategies, policies and practices related to human capital management, including culture, diversity, equity and inclusion, safety, pay equity, and talent management and development, including the ability to attract, develop, and retain talent needed to execute Company strategy.
■The Audit Committee Charter sets forth its oversight responsibilities relating to the integrity of the Company’s financial statements filed with the SEC, accounting policies, adequacy of disclosures, the Company’s compliance with legal and regulatory requirements, the financial reporting process, the systems of internal accounting and financial controls established by management, the controls relating to corporate environmental, social and governance reporting, and the sufficiency of auditing relative thereto.

Oversight of Cybersecurity Risk
The Audit Committee, in partnership with the Technology Committee, is responsible for oversight of cybersecurity, data privacy and information technology risks. To fulfill its oversight responsibilities, the Audit Committee receives regular updates from our chief information security and data protection officer, chief technology officer and chief information officer, including quarterly updates on topics related to information security, cyber risks, data privacy and protection and readiness, with periodic updates to the larger Board (no less than annually). This year, the Audit Committee held its annual cybersecurity educational session and update, which features the perspective of an outside expert on a current cybersecurity topic, complemented by special presentations from our Company’s information security and risk management functions. The Company also surveyed its Directors on their skills and experience relating to cybersecurity to ensure effective oversight of the Company’s programs, which skills are listed in the Director Skills and Experience on page 6.
Our global information security and global privacy program are intertwined. Both programs are led by the chief information security and data privacy officer and are under one reporting structure as we believe there is clear articulation across the two domains.
The Company’s cybersecurity and privacy program is led by our chief information security officer/data protection officer. We believe cybersecurity is the responsibility of every team member. We take measures to enhance our cybersecurity program to ensure that it reflects developing risks in this space, including independent program assessments, penetration testing and scanning of our systems for vulnerabilities. The following are the components of our cybersecurity risk management program, including but not limited to:
■Leveraging various frameworks from the National Institute of Standards and Technology ("NIST") for managing cybersecurity risks.
■Employing cybersecurity best practices, including implementing new technologies to proactively monitor new threats and vulnerabilities and reduce risk, maintaining and enhancing governance, risk, and compliance management, maintaining security policies, procedures, standards, and continuously updating our response planning and protocols.
■Maintaining a cybersecurity insurance policy to cover costs relating to incidents, data breaches, ransomware extortion payments, and more.
■Performing program maturity assessments minimally every two years using an external thirty-party security assessor, to test our cybersecurity controls, penetration testing and related cyber simulations.

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■Performing annual tabletop exercises, continually evaluate our privacy notices, policies and procedures surrounding our handling and control of personal data and the systems we have in place to help protect us from cybersecurity or personal data breaches.
■Conducting mandatory annual security awareness and privacy awareness training and regular phishing simulations and cyber hygiene training for all individuals who have access to company email and connected devices.
■Consulting regularly with external subject matter experts and advisors on enhancements and opportunities for the continued strengthening of our cyber practices, policies, and program.
■Maintaining a global incident management/response plan and regularly conducting exercises to help with our overall preparedness.

Oversight of Compensation Risk
The Company’s compensation program is designed to attract, retain, motivate and reward talented executives and colleagues whose efforts will drive Company performance and maximize return to shareholders. Our pay-for- performance philosophy focuses colleagues’ efforts on delivering short-term and long-term financial success for our shareholders without encouraging excessive risk taking. The Compensation Committee, which consists entirely of independent Board members, oversees the executive compensation program for the named executive officers, as well as other senior officers of the Company.
The following is a description of both Compensation Committee and management processes related to the compensation risk assessment process, as well as a description of the Company’s compensation risk mitigation techniques.
The Compensation Committee reviews and approves the annual and long-term plan performance measures and goals annually. This includes setting appropriate thresholds and outstanding performance levels for each performance metric. As a part of this process, the Compensation Committee focuses on what behavior it is attempting to incentivize and the potential associated risks. The Compensation Committee periodically receives financial information from the Chief Financial Officer, and information on accounting matters that may have an impact on the performance goals, including any material changes in accounting methodology and information about extraordinary or special items excluded in the evaluation of performance, as permitted by the 2022 Omnibus Stock Plan and Long-Term Incentive Plan (i.e., the shareholder plans), so that the Compensation Committee members may understand how the exercise of management judgment in accounting and financial decisions affects plan payouts. Members of the Compensation Committee approve the final incentive compensation awards after reviewing executive, corporate and business performance, and may apply discretion if they believe the level of compensation is not commensurate with performance.
The following compensation policies and practices serve to reduce the likelihood of excessive risk taking:
■Incorporates an appropriate compensation mix that is designed to balance the emphasis on short-term and long-term performance.
■The majority of incentive compensation for top level executives is associated with the long-term performance of the Company. This discourages short-term risk taking.
■The focus on performance share units in our executive long-term plan ensures a correlation between executive rewards and shareholder return.

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■Financial performance measures used for all broad-based incentive participants of the Company include a mix of financial metrics that are in line with operating and strategic plans.
■A significant portion of annual and long-term incentive payments are based on Company and business profitability, ensuring a correlation between pay and performance.
■Financial targets are appropriately set, and if not achieved, result in a large percentage loss of compensation.
■Executive and broad-based incentive plans cap the maximum award payable to any individual. Annual and long-term incentive plans have a maximum payout of three and two times the target amount, respectively.
■Subject to updates for final SEC and NYSE rules relating to incentive-based compensation recovery provisions of the Dodd-Frank Act, recoupment or “clawback” provisions for top executives and key finance executives in the event that an executive’s conduct leads to a restatement of the Company’s financial results.
■Stock ownership guidelines and stock retention requirements for our named executive officers, other senior officers and directors discourage excessive risk taking.
■The Compensation Committee receives external advice and counsel regarding best practices for governance of executive compensation as well as areas of concern and risk in the Company’s compensation program.
We are confident that our compensation program rewards for performance, is aligned with the interests of our shareholders and does not involve risks that are reasonably likely to have a material adverse effect on the Company. A more detailed discussion of the Company’s executive compensation program can be found in the Compensation Discussion and Analysis beginning on page 43.

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Our People, Our Planet and Our Impact
Throughout our 216-year history, we have helped solve social, economic, and environmental challenges. By enabling discovery and learning, Wiley fuels the engines of research and supports access to knowledge. Our commitment to unlocking human potential starts at home with our company culture and employee-facing programs and initiatives. It extends outward globally through commitments to the United Nations ("UN") Global Compact, UN Social Development Goals ("SDG") Publishers Compact, and the Joint Commitment for Inclusion and Diversity in Publishing.
We believe it is our responsibility to take action through our business practices to advance our people, protect our planet, and further our impact. That is why we have committed to three SDGs - Quality Education, Reduced Inequalities and Climate Action - and have aligned many of our corporate impact initiatives around these SDGs. Further, our broad commitment to our people and our planet can be seen and felt in the work we do to foster purpose, respect, and community impact.
Our People
We view our colleagues as our most significant asset in our mission to unlock human potential. Our success depends on our ability to develop, attract, reward, and retain a diverse population of highly motivated and talented individuals at all levels of our organization.
We provide colleagues with opportunities such as interactive development programs and courses, and multi-language resources. We support them in their learning while also creating an inclusive environment that provides a sense of belonging and the opportunity to thrive personally and professionally. We safeguard colleagues’ well-being through our benefits and our focus on human connectivity. And we invest substantially in internal talent mobility.
Our Diversity, Equity and Inclusion ("DEI") strategy is focused on four DEI Strategic Pillars that represent our near-term priorities—Fostering an Inclusive Community, Enhancing our Foundation, Understanding our People, and Creating Impact Through our Business.
Our Employee Resource Groups ("ERG") amplify our DEI priorities through learning, community engagement, allyship and advocacy. As a member of the CEO Action for Diversity and Inclusion, Wiley demonstrates its commitment to sustained, concrete actions that advance DEI, and for the second year in a row, we proudly received a 100% score on the Human Rights Campaign 2022 Corporate Equality Index (CEI) for LGBTQ+ workplace equality. Our DEI progress is further showcased by several additional achievements in FY23:
■Expanded our DEI focused team to include Directors of DEI – Strategy and Research.
■A pilot of 19 colleagues completed the McKinsey Connected Leaders Academy, a development program for Black, Hispanic-Latino, and Asian leaders.
■Launched two new ERGs: Awareness of Visible and Invisible Disabilities (AVID) and Military & Veterans ERG; partnered with executive and senior leader champions to support our ERGs.
■Launched an inclusive hiring pilot with The Mom Project, a non-profit focused on women re-entering the workforce.
■Added Juneteenth and Veterans Day as observed Company holidays in the US.
■Signed the Human Rights Campaign Business Statement on Anti-LGBTQ+ State Legislation and The Corporate Pledge to End the Digital Divide.
■Launched an internship program for students of Historically Black Colleges and Universities (HBCUs) in partnership with the Association of American Publishers and United Negro College Fund.

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Our Planet
We continue our journey to support the sustainability of our planet. At Wiley, our environmental responsibility and business objectives are fundamentally connected and essential to our operations. The Company is acting now to protect the environment by making informed choices and limiting our impact on natural resources.
For the fourth consecutive year, we are a CarbonNeutral® certified company across our Global Operations, in accordance with the CarbonNeutral Protocol. Our locations use 100% renewable energy through green tariffs and energy attribute certificates (EACs). Most of our global office real estate is leased and, whenever possible, we work with property owners to optimize sustainability.
This year we have furthered our commitment by agreeing to set a science-based target with the Science Based Targets Initiative ("SBTi"). We have set a near and long-term company-wide emissions target, including being net zero by 2040. We are responding to the SBTi’s urgent call for corporate climate action by aligning with 1.5°C and net-zero through the Business Ambition for 1.5°C campaign.
We also work with publishing partners, where possible, to reduce print production and consumption, reduce excess inventory through print-on-demand and encourage digital consumption of our products. We have begun implementing measures to ensure that our subcontractors who assist us in providing material aspects of the products and services are held to the same high standards as we are.
In July 2022, we submitted to Carbon Disclosure Project (CDP) Climate for the first time. We continue to track and trace our paper usage and submitted a CDP Forests disclosure for the second year. Our commitment to sustainably sourced paper is supported by our Paper Selection and Use Policy. We continually evaluate climate and environmental reporting and plan to expand our disclosures in the coming years. For FY23, we will report on climate at the statutory level in the United Kingdom under the Business, Energy & Industrial Strategy (BEIS) requirements.
Our partnership with Trees for the Future continues. We plant a tree for every copy of a journal we actively stop printing, up to one million trees. To date, over 600,000 trees have been planted as a result.
We are always seeking opportunities to improve environmental performance. We comply with environmental laws and regulations, thoughtfully investing resources toward managing environmental affairs and raising awareness of global environmental issues through education and research.
Our Impact
As a purpose driven organization, creating impact through our business is both a commitment and a Wiley DEI Strategic Pillar. The focus of our philanthropic investments is to create a more diverse, equitable, and inclusive world by addressing inequality in the workplace, in the publishing industry, and in our communities.
Our commitment to inclusion and diversity in research, publishing, and talent is showcased by several notable achievements:
■From 2020 to 2023 more than doubled published books on DEI topics.
■Wiley’s Research Publishing business has created policies and guidelines to enable LGBTQ+ inclusion in the editorial process and the author experience.
■ The RISE (Research in Support of Equity) online collections spotlight research on DEI topics to promote research that has community impact and support citation diversity.
■Our re-skilling business, Wiley Edge, trains individuals in high-demand skillsets and places them in corporate roles. Over half of our WileyEdge IT candidates in Canada, US and UK are from underrepresented groups.

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■Wiley has committed to a $250,000 sponsorship to be administered over the course of 5 years to the Greenlight Fund, a national nonprofit with a local focus that partners with communities to create opportunities for inclusive prosperity. Through our Colleague Matching Gift program, Service Grant, and humanitarian disaster relief programs, Wiley supported over 650 organizations resulting in over $625,000 donated and matched.
■Our ongoing partnership with the learning & development non-governmental organization ("NGO") Mitrataa Foundation in Nepal resulted in the building of three educational centers, and multiple learning and skills building programs. Similar sessions are hosted by Wiley Colleagues for the 1500 families served in India through the Jagriti NGO’s Project Swayam.
■In 2023, we launched Wiley Volunteer Month to enable colleagues around the globe to spend a half-day during the workday in service of their local communities. 400+ colleagues engaged in activities across 10 countries, contributing 1000+ hours of volunteer time.

Communications with the Board
Shareholders and other persons interested in communicating with any Director, any committee of the Board or the Board as a whole may do so by submitting such communication in writing and sending it by mail to the attention of the appropriate party or to the attention of our Chair of the Board, 111 River Street, Mail Stop 6-NE-42, Hoboken, New Jersey 07030-5774 or by email to non-managementdirectors@wiley.com. Persons with complaints or concerns about accounting, internal controls or auditing matters may contact the Audit Committee at: non-managementdirectors@wiley.com.
The Company’s Corporate Law Department reviews all communications sent to the Board and forwards such communications as appropriate. Directors may, at any time, discuss the Board communications received by the Company. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with the procedures established by the Audit Committee with respect to such matters. Certain items that are unrelated to the duties and responsibilities of the Board or its committees (such as business solicitation or advertisements; junk mail or mass mailings; resumes or other job-related inquiries; unsolicited ideas or business proposals; and material that is determined to be illegal or otherwise inappropriate) will not be forwarded.

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Director Compensation
Highlights of our Director Compensation Program
■No fees for Board meeting attendance
■Emphasis on equity, aligning director interests with shareholders
■Benchmarking against peers with advice from an independent compensation consultant
■Robust director stock ownership guidelines
Each non-management director is compensated for service on the Board of Directors. The Governance Committee and the Board review the director compensation program annually. As part of the annual review, management engages FW Cook to conduct a director compensation analysis. FW Cook provides director compensation data for the Company’s peer group used to benchmark director compensation.

Directors’ Cash Compensation Fiscal Year 2023
In fiscal year 2023, our non-employee independent directors received an annual cash retainer of $100,000. The Audit Committee chair received an additional annual retainer of $30,000 (effective as of September 19, 2022), the Compensation Committee chair received an additional annual retainer of $20,000, and committee chairs of the Governance, Technology, and Executive Committees each received an additional annual retainer of $15,000. As Chair of the Board, Mr. Wiley received an annual cash retainer of $360,000, consisting of $210,000 for Director compensation, plus an incremental cash retainer of $150,000 for his role as Chair. The cash retainer is paid in installments and prorated for partial years of service.
No fees are paid for attendance at meetings. Non-employee directors do not receive any other cash compensation from the Company, except for reimbursement of expenses incurred in relation to service on the Board. Directors who are employees do not receive additional compensation for Board service.

Directors’ Stock Compensation Fiscal Year 2023
Under the 2022 Omnibus Stock Plan and Long-Term Incentive Plan adopted on September 29, 2022 (Omnibus Stock Plan), each of our non-employee independent directors, other than the Chair, received an annual award of restricted Class A Common Stock equal to $120,000, with the amount of shares granted based on the stock price of John Wiley & Sons, Inc. Class A Common Stock at the close of the NYSE on the day of the Company's Annual Meeting. Such restricted

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Director Compensation
shares granted will vest on the earliest of (i) the day before the next Annual Meeting following the grant, (ii) the non-employee director’s death or disability (as determined by the Governance Committee), or (iii) a Change in Control (as defined in the Omnibus Stock Plan). Nine Directors receive stock compensation and, except for Mr. Pesce, defer the receipt of the shares and receive them as deferred share units under the Deferred Compensation Plan for Directors as described in the following paragraph. Mr. Wiley’s compensation for board service is provided 100% in the form of cash in lieu of cash and stock due to his shareholdings as a member of the Wiley Family. No options have been granted to directors.

Deferred Compensation Plan for Directors
The Company established a Deferred Compensation Plan for Directors’ 2005 & After Compensation, as amended through September 20, 2022 (the “Deferred Plan”). Non-employee directors are eligible to participate and may defer all or a portion of their annual cash retainer fees in the form of cash and/or Class A Common Stock. They may also defer their annual stock award.
In fiscal year 2023, eight of our non-employee directors participated in the Deferred Plan. Each participant may designate his or her preference for the manner in which the deferred cash in their Director Fee Account will be invested from among the investment funds made available for such designation from time to time. Retainers deferred in the form of deferred share units receive dividends in the form of additional deferred share units based on the closing price of the Class A Common Stock on the distribution date of the dividend. Deferred cash and/or stock is payable to the directors upon their retirement from the Board, either in a lump sum or in the form of annual installments disbursed on January 15th of each year following the retirement.

Matching Gift Program
Directors are eligible to participate in the Company's matching gift program which was established in 2001 to recognize and foster scientific achievement and discovery. The Company matches 100% of charitable donations to qualified entities up to a maximum of $10,000 per year for each director.

Limited Trading Windows
Our directors (including non-employee directors) can only transact in Company securities during approved trading windows after satisfying mandatory pre-clearance requirements.

Non-Management Stock Ownership Guidelines
The Board has established guidelines for the amounts of our common stock that our non-management members of the Board should beneficially own. Under those guidelines, directors are expected to hold stock interests valued at no less than five times that Directors' annual cash compensation to which the Director is entitled for Board service, which can be met by accumulating annual stock grants during their term of Board service. Directors are expected to meet the requirements by the end of an initial five-year accumulation period and to maintain such an ownership level thereafter. The five-year period is measured from the date the individual is first elected as a member of the Board. As of April 30, 2023, each of our non-management directors have met the guidelines or are within the initial five-year accumulation period for meeting such guidelines.

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Director Compensation
Director Compensation Table
The table below indicates the total compensation received by each non-employee director during fiscal year 2023. Brian A. Napack, our President and CEO, the sole employee director in 2023, does not receive any compensation for their service as a director. Mr. Napack’s employee compensation for fiscal year 2023 is shown in the Summary Compensation Table on page 56.

	Fiscal Year 2023 Director Compensation
Name	Cash Fee[1]	Chair Fee[1]	Stock Awards[2]	All Other Compensation[3,4]	Total
Mari J. Baker[4]	$100,000	$15,000	$120,000	$38,990	$273,990
George Bell[5]	$100,000	$20,000	$120,000	$32,702	$272,702
Beth A. Birnbaum[4,6]	$100,000	$15,000	$120,000	$23,501	$258,501
David C. Dobson[7]	$100,000	—	$120,000	$25,117	$245,117
Brian O. Hemphill[8]	$75,000	—	$152,877	$4,300	$232,177
Laurie A. Leshin[9]	$100,000	—	$120,000	$27,511	$247,511
Raymond W. McDaniel, Jr.[10,11]	$100,000	$27,500	$120,000	$63,535	$311,035
William J. Pesce[4]	$100,000	$15,000	$120,000	$14,702	$249,702
Inder M. Singh[4,12]	$100,000	—	$214,685	$11,774	$326,459
Jesse C. Wiley[13]	$360,000	—	—	—	$360,000
1Includes fees earned and paid in fiscal year 2023 and fees earned in fiscal year 2023 but deferred under the Deferred Plan.
2On September 29, 2022, each of our then sitting non-employee Directors, other than Mr. Wiley, received an annual restricted stock award of 3,140 shares of Class A Common Stock based on the closing price of $38.22.
3The amounts in “All Other Compensation” include the cash value of dividends accrued on stock awarded to the Directors under the Deferred Compensation Plan and the Omnibus Stock Plan as described above. The cash value of dividends in fiscal year 2023 are $38,490 for Ms. Baker, $32,702 for Mr. Bell, $18,501 for Ms. Birnbaum, $25,117 for Mr. Dobson, $4,300 for Dr. Hemphill, $27,511 for Dr. Leshin, $63,535 for Mr. McDaniel, $4,072 for Mr. Pesce, and $5,774 for Mr. Singh.
4The following Directors requested a matching cash donation from the Company to qualified organizations pursuant to the Company’s Matching Gift Program in fiscal year 2023, as described above: Ms. Baker - $500, Ms. Birnbaum - $5,000, Mr. Pesce - $10,000 and Mr. Singh - $6,000. These amounts are included under “All Other Compensation.”
5Mr. Bell elected to defer 100% of his cash compensation pursuant to the Deferred Plan. Under the Deferred Plan, he elected to defer 50% of his compensation in the form of deferred share units.
6Ms. Birnbaum elected to defer 100% of her cash compensation pursuant to the Deferred Plan.
7Mr. Dobson elected to defer 100% of his cash compensation pursuant to the Deferred Plan.
8Dr. Hemphill joined the Board effective June 21, 2022. His total cash fee reflects fees paid during fiscal year 2023. The total stock award includes an equivalent of $32,877 for the stock award prorated from his service on the Board beginning June 21, 2022 through September 29, 2022.
9On August 8, 2023, Dr. Leshin informed the Board she will not stand for reelection at the Annual Meeting.
10The Board approved an increase in the Audit Committee chair fee from $20,000 to $30,000 effective as of September 19, 2022.
11Mr. McDaniel elected to defer 100% of his cash compensation pursuant to the Deferred Plan.
12Mr. Singh joined the Board effective December 15, 2021. The total stock award includes an equivalent of $94,685 for the stock award prorated from his service on the Board beginning December 15, 2021 through September 29, 2022.
13As Chair, Mr. Wiley receives an annual cash retainer of $360,000, consisting of $210,000 for Director compensation, plus an incremental cash retainer of $150,000 for his role as Chair.

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Outstanding Deferred Stock Awards as of April 30, 2023

Name	Number of Shares Underlying Outstanding Deferred Stock Equivalent	Number of Shares Underlying Outstanding Stock Option
Mari J. Baker	29,078	—
George Bell	25,410	—
Beth A. Birnbaum	14,391	—
David C. Dobson	19,252	—
Brian O. Hemphill	3,955	—
Laurie A. Leshin[1]	21,011	—
Raymond W. McDaniel, Jr.	47,482	—
Inder M. Singh	5,039	—
William J. Pesce[2]	—	—
1On August 8, 2023, Dr. Leshin informed the Board she will not stand for reelection at the Annual Meeting.
2Mr. Pesce does not defer receipt of his annual restricted stock award.

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PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. The Audit Committee conducted a competitive process to select the Company’s independent registered public accounting firm for the Company’s fiscal year ending April 30, 2024. The Audit Committee invited several independent registered public accounting firms to participate in this process and evaluated the proposals of the participating firms. On January 30, 2023, the Audit Committee ultimately selected and appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024 and dismissed KPMG, LLP ("KPMG") as the Company's independent registered public accounting firm, effective following the completion of their audit of the Company's consolidated financial statements for the year ended April 30, 2023 and the effectiveness of internal control over financial reporting as of April 30, 2023, and the issuance of their report.
The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended April 30, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of April 30, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report dated July 6, 2021 contained a separate paragraph stating that “The Company acquired Hindawi during the year ended April 30, 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of April 30, 2021, Hindawi’s internal control over financial reporting associated with less than 1% of total assets, excluding goodwill and intangible assets which are included within the scope of the assessment, and less than 1% of total revenue included in the consolidated financial statements of the Company as of and for the year ended April 30, 2021. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Hindawi.”
During the fiscal years ended April 30, 2022 and 2021 and the subsequent interim period through January 30, 2023, (i) there were no disagreements with KPMG (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the SEC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG would have caused them to make a reference in connection with their opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.
We provided KPMG with a copy of the disclosures made in connection with the filing of a Form 8-K on February 2, 2023 and requested that KPMG furnish a letter addressed to the SEC, as required by Item 304(a)(3)of Regulation S-K, stating whether it agreed with such disclosures, and if not, stating the respects in which it did not agree. A copy of the letter was filed as an exhibit to the Company's Form 8-K filed on February 2, 2023.
As part of the independent auditor selection process, the Audit Committee considered several factors, including:
■PwC’s reputation for integrity and competence in the fields of accounting and auditing;
■PwC’s capability and expertise in addressing and advising on the breadth and complexity of Wiley’s global operations;

2023 Proxy Statement	37

Proposal No. 2 -Ratification of Appointment of Independent Registered Public Accounting Firm
■High quality of assurance services as noted in Public Company Accounting Oversight Board (“PCAOB”) reports; and
■Appropriateness of PwC’s fees for audit and non-audit services.
The Audit Committee believes that the engagement of PwC as the Company’s independent registered public accounting firm for 2024 is in the best interest of the Company and its shareholders, and the Board recommends that shareholders ratify the Audit Committee’s appointment of PwC as the Company’s independent registered public accounting firm for 2024.
As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of PwC is not required. However, the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of PwC and KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.
Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the Annual Meeting:
“RESOLVED, that the appointment by the Audit Committee of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending April 30, 2024, be, and it hereby is, ratified.”
In the event that the foregoing proposal is defeated, the adverse vote will be considered by the Audit Committee in its selection of auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 2024, will be permitted to stand unless the Audit Committee finds other good reason for making a change. If the proposal is adopted, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the fiscal year if it believes that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote "FOR" the ratification of the independent public accounting firm.

38	2023 Proxy Statement

Proposal No. 2 -Ratification of Appointment of Independent Registered Public Accounting Firm
Audit Committee Matters
Fees of Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services provided to the Company by KPMG for the fiscal years ended April 30, 2023, and 2022.

	2023	2022
Audit Fees[1]	$3,200,000	$2,000,000
Audit-Related Fees[2]	$19,000	$17,000
Tax Fees[3]	$300,000	$500,000
All Other Fees	—	—
1Total aggregate fees billed by KPMG for professional services in connection with the audit and review of the Company’s Consolidated Financial Statements, and statutory audits of the Company’s international subsidiaries.
2The aggregate fees billed for audit related services, which primarily were for employee benefit plan audits in Canada.
3The aggregate fees billed for services rendered by KPMG tax personnel, except those services specifically related to the audit of the financial statements. Such services included tax planning, tax return reviews, advice related to acquisitions, tax compliance and compliance services for expatriate employees.
The Audit Committee ("Committee") has advised the Company that in its opinion the services rendered by KPMG are compatible with maintaining their independence.
Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm
Consistent with its charter and applicable SEC rules, our Committee approves all fees paid to, and all services performed by, our independent registered public accounting firm. The Audit Committee has adopted a policy of pre-approving all audit and non- audit services performed by the independent auditors. Pursuant to the policy, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the independent registered public accounting firm during the year. In addition, pursuant to authority delegated by the Audit Committee, the Audit Committee chair may approve engagements that are outside the scope of the services and fees approved by the Audit Committee, which are later presented to the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence.

Audit Committee Report
The Audit Committee is responsible for oversight of the Company’s accounting, auditing, and financial reporting processes on behalf of the Board of Directors. The Audit Committee consists of three members who, in the judgment of the Board of Directors, are independent and financially literate, as those terms are defined by the SEC and the listing standards of the NYSE. The Board of Directors has determined that Mr. McDaniel and Mr. Singh of the Audit Committee satisfy the financial expertise requirements and have the requisite experience to be designated “audit committee financial experts” as that term is defined by the rules of the SEC.
Management has the primary responsibility for:
■the preparation, presentation, and integrity of the financial statements of the Company;
■maintaining appropriate accounting and financial reporting policies and practices; and

2023 Proxy Statement	39

Proposal No. 2 -Ratification of Appointment of Independent Registered Public Accounting Firm
■internal controls and procedures designed to assure compliance with generally accepted US accounting standards and applicable laws and regulations.
The Audit Committee is responsible for the oversight of these processes. In this fiduciary capacity, the Audit Committee has held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results for the fiscal year ended April 30, 2023.
Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted US accounting principles. The Audit Committee has discussed with the independent auditors significant accounting principles and judgments applied by management in preparing the financial statements as well as alternative treatments. The Audit Committee discussed with the independent auditors the matters required to be discussed pursuant to PCAOB Auditing Standard No. 16 (Communications with Audit Committees).
The Audit Committee has had discussions with, and received regular status reports from, the independent auditors and the Vice President of Internal Audit regarding the overall scope and plans for their audits of the Company, including their scope and plans over management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors provided the Audit Committee with written disclosures and the letter required by applicable professional and regulatory standards relating to KPMG’s independence from the Company, including the PCAOB, pertaining to the independent accountant’s communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their independence.
The Audit Committee also considers whether providing non-audit services is compatible with maintaining the auditor’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023, as filed with the SEC.
The Audit Committee:
Raymond W. McDaniel, Jr. (Chair), George Bell and Inder M. Singh

40	2023 Proxy Statement

PROPOSAL 3. NON-BINDING ADVISORY VOTE ON FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd Frank Act"), and the rules and regulations promulgated thereunder require publicly traded companies, such as the Company, to provide a separate shareholder vote on the frequency with which shareholders shall conduct an advisory say-on-pay vote on executive compensation, as in Proposal 4. In accordance with these requirements, we are requesting that shareholders indicate their preference with an advisory vote on the frequency with which our shareholders will vote on a say-on-pay proposal.
The advisory vote on the frequency of say-on-pay votes is an advisory vote, which is therefore nonbinding on the Company, Compensation Committee and Board of Directors, as to how often say-on-pay votes should occur: every year, every two years, or every three years. In addition to those choices, shareholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years and we expect that our next say on pay frequency vote will occur at our 2029 Annual Meeting of Shareholders.
After careful consideration, our Board recommends that future shareholder say-on-pay votes occur every 1 year (annually), consistent with the current Say-On-Pay Frequency. The Board values and encourages constructive input from our shareholders regarding the Company’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our shareholders. An annual say-on-pay vote will provide the Board and Compensation Committee with useful information on shareholder sentiment about these important matters on the most frequent and consistent basis.
Although the Board recommends a say-on-pay vote every year, shareholders are not voting to approve or disapprove the Board’s recommendation. Rather, shareholders are being asked to vote on the following resolution:
“RESOLVED, that the shareholders of John Wiley & Sons, Inc. hereby determine, on an advisory basis, that the frequency with which the shareholders shall have an advisory vote on executive compensation set forth in the Company’s proxy statement for its annual meeting of shareholders is every (i) 1 year, (ii) 2 years, or (iii) 3 years.”
The choice which receives the highest number of votes will be deemed the choice of the shareholders.
While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Compensation Committee or Board of Directors and may not be construed as overruling any decision by the Compensation Committee or the Board. However, the Compensation Committee will take into account the outcome of the vote when determining the frequency of future say-on-pay votes.

The Board of Directors recommends a vote of every “ONE YEAR," on an advisory basis, as the frequency for future advisory votes to approve the compensation of the Company's Named Executive Officers.

2023 Proxy Statement	41

PROPOSAL 4. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are requesting that shareholders indicate their approval of our Named Executive Officers’ compensation, as described in the compensation tables, narrative discussion, and Compensation Discussion and Analysis set forth in this Proxy Statement. This proposal, known as a “say-on-pay” proposal, allows shareholders the opportunity to express their views on these matters. The “say on pay” vote is an advisory vote, which is therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board values and encourages constructive input from our shareholders regarding the Company’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our shareholders. The views of our shareholders are important to the Company, and will be given careful consideration by the Company, the Compensation Committee and the Board of Directors.
In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2017 annual meeting of shareholders, a majority of shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency, which is being voted upon at the annual meeting pursuant to Proposal No. 3.
Compensation for our Named Executive Officers in fiscal year 2023 was consistent with the principles of our compensation philosophy and reflects our financial performance, the cumulative return to shareholders in fiscal year 2022 and achievements of the executive team. Our compensation philosophy is designed to (i) align the Company’s goals with shareholder interests; (ii) attract and retain world-class talent; (iii) pay competitively compared with our peer group and the marketplace; and (iv) reward strong performance and limit rewards for performance below targets. Our fiscal year 2022 compensation packages reflect these guiding principles.
The discussion set forth in the Compensation Discussion and Analysis on pages 43 to 68 of this Proxy Statement provides a complete discussion of our compensation programs and policies, including design, implementation, oversight, administration, ongoing review and risk assessment of our programs and policies. Our Compensation Committee and Board of Directors believe that our compensation programs and policies are designed and carried out to allow us to achieve our business goals and reflect the guiding principles of our compensation philosophy.
A vote “FOR” approval will be a vote in favor of the following resolution:
“RESOLVED, that the shareholders of John Wiley & Sons, Inc. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the compensation tables, narrative discussion and Compensation Discussion and Analysis, set forth in this Proxy Statement.”

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of John Wiley & Sons, Inc.’s Named Executive Officers.

42	2023 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
A message from our Executive Compensation & Development Committee Chair
Our compensation program, which we believe is well aligned with our shareholders’ interests, provides highly competitive total packages that attract, motivate and reward transformative leaders based on their individual qualifications.
At our Annual Meeting last year, our shareholders again expressed substantial support for our executive compensation program, with our Say-on-Pay proposal receiving over 99% approval. The Executive Compensation and Development Committee ("Compensation Committee") believes the strong shareholder support signals approval of the current pay-for-performance approach, the incremental changes we have made to ensure our compensation programs support our business strategy, and the sound governance practices in place at Wiley.
Our goal in this Compensation Discussion and Analysis (“CD&A”) is to provide an understanding of our executive compensation program, and explain how and why the Compensation Committee arrived at the specific compensation decisions involving the named executives (“NEOs”) for fiscal year 2023. In a challenging year, variable pay outcomes are well below target levels, aligned with shareholder returns. For fiscal year 2024, 100% of the CEO's long-term incentive and 80% of his annual incentive will be delivered in performance share units, reflecting his belief in our plan to focus Wiley as a Knowledge Company, and deliver greater impact and unlock more value for all our stakeholders.
George Bell
Chair, Executive Compensation and Development Committee

Fiscal Year 2023 Named Executive Officers
This CD&A describes the compensation of the following NEOs:

Name and Title
Brian A. Napack	President and Chief Executive Officer (“CEO”)
Christina Van Tassell	Executive Vice President and Chief Financial Officer (“CFO”)
Aref Matin	Executive Vice President and Chief Technology Officer (“CTO”)
Todd R. Zipper	Executive Vice President and General Manager, Talent (“GM, Talent”)
James J. Flynn II	Executive Vice President and General Manager, Research (“GM, Research”)

2023 Proxy Statement	43

Executive Compensation
2023 Business Overview
Wiley’s underperformance in fiscal year 2023 was impacted by a mix of market and macroeconomic headwinds, including lower consumer spending and enrollment in Academic and inflationary pressures on employee costs and interest expense. The Company also temporarily suspended a rapidly growing publishing program in its Hindawi journal portfolio in Research due to a content integrity issue that had a significant impact on growth and profit expectations.
Revenue was down 3% or flat on a constant currency basis, below expectations due to lower publishing volume in Research, notably from the Hindawi disruption, and demand pressure in Education. Revenue on a segment basis, at constant currency:
■Research was down 3% or flat on a constant currency basis at $1,080 million.
■Academic was down 9% or 7% on a constant currency basis at $690 million.
■Talent was up 17% or 24% at constant currency to $249 million.
GAAP Operating Income was down $163 million primarily due to impairment and restructuring charges totaling $149 million. Adjusted Operating Income on a constant currency basis and excluding restructuring charges (credits), impairment of goodwill, legal settlement, and the accelerated amortization of an intangible asset, decreased 3% as compared with the prior year primarily due to an increase in cost of sales, partially offset by lower operating and administrative expenses.
Adjusted EBITDA on a constant currency basis and excluding restructuring charges (credits), decreased 2% as compared with the prior year primarily due to a decrease in Adjusted Operating Income. Wiley’s Adjusted EBITDA margin of 20.9% for fiscal year 2023 was modestly ahead of prior year.
Adjusted EBITDA margins on a segment basis, at constant currency:
■Research was in line with prior year at 34.9%.
■Academic was lower at 21.4% vs. 22.8%.
■Talent was lower at 21.1% vs. 21.6%.

44	2023 Proxy Statement

Executive Compensation
On a constant currency basis, Adjusted EPS decreased 8% primarily due to an increase in interest expense, lower pension income, and lower Adjusted Operating Income. These were partially offset by a lower provision for income taxes.
Finally, Free Cash Flow of $173 million was down by $50 million due to restructuring payments, changes in working capital, and higher interest payments.
For reconciliation to the GAAP measures and defined terms, see the Company’s most recent Form 10-K on our Investor Relations website at https://investors.wiley.com/financials/sec-filings/. For more information on Wiley, including our Q4 2023 earnings slides and transcript, please go to investors.wiley.com.

2023 Proxy Statement	45

Executive Compensation
Compensation Highlights
The table below reflects some compensation highlights from fiscal year 2023, including a summary of our pay mix, performance outcomes and pay delivery, and changes made to our long-term and annual incentive programs.

Program Element
Pay Mix
■Our pay mix emphasizes performance; for fiscal year 2023, 78% of our NEOs’ target total direct compensation was performance-based (85% for our CEO)
■Base salaries provide executive officers a market competitive fixed pay reflective of their role, experience and contributions, and allows us to attract and retain transformative talent
■Annual incentives motivate and reward executive officers for driving short-term Company and business performance, and individual objectives that will help drive long-term performance
■Long-term incentives motivate and reward executive officers for driving sustainable financial results aligned with the business strategy and priorities, and the interest of our shareholders through the performance of our common stock

Target Setting
■Due to market volatility and economic uncertainty, one-year goals were set for each year of the long-term plan, with payment under the plan at the end of the cycle based on the average of the three individual years

Pay for Performance
■Annual incentives are funded at the Company level and awarded based on business and personal performance; for fiscal year 2023, annual incentive awards for the NEOs ranged from 35% to 50% of target, reflecting Company funding at 50% of target, (based on adjusted operating income performance of 95%), Education segment funding of 35%, and personal performance of 97% on average for the NEOs
■Our long-term incentive program is majority performance-based; for fiscal year 2023 under our Executive Long-Term Incentive Plan (“ELTIP”), we granted a mix of 60% performance share units ("PSUs") and 40% time-based restricted stock units ("RSUs"). Our PSUs are based on Company revenue and profit, equally weighted, and eligible to vest at the end of a three-year performance period
■PSUs that were eligible to vest this year (based on one-year fiscal year 2021 performance and an additional two years of time vesting) paid out between 113% and 116% of target (or ~99% of target value using fair values on dates of grant and end of cycle), reflecting enterprise and business revenue at or above target, and EBITDA performance above target
■For the PSUs granted for the fiscal year 2023-25 cycle, achievement was 43% in year one. Revenue performance was below the threshold level, and EBITDA performance was slightly below the target level

46	2023 Proxy Statement

Executive Compensation
Our Compensation Governance Best Practices
The Compensation Committee oversees the executive compensation program and evaluates the program against competitive practices, legal and regulatory developments and corporate governance trends. The table below highlights our current compensation practices – those we have implemented because we believe they drive performance and are aligned with sound governance standards – and those we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

	What We Do		What We Don't Do
☑
Performance-based compensation: A significant portion of our NEOs’ target total direct compensation is performance-based. (For fiscal year 2023, 78% for all of our NEOs on average, and 85% for our CEO)
		☒	No hedging and pledging: Under our Insider Trading policy, executive officers are prohibited from hedging and pledging Company stock
☑	Range of payout: Financial performance levels are set that correspond to a range of incentive payments from threshold to maximum	☒	No repricing or buyouts: We do not reprice stock option awards and our plans expressly forbid exchanging underwater options for cash
☑	Formulaic framework: Incentive payments are based on the Company’s financial results relative to pre-established targets	☒	No tax gross-ups: We do not provide excise tax gross-ups on change in control related payments; or tax gross-ups on perquisites, with the exception of relocation or tax equalization
☑
Robust clawback policy: covering all executive officer incentive-based awards for material financial restatements and misconduct. We will update our policy to comply with final SEC and listing exchange rules
		☒	No supplemental benefit programs: We do not provide significant additional health and retirement benefits to executive officers that differ from those provided to all other employees
☑
Double trigger vesting: If an executive is involuntarily terminated without cause or resigns for good reason within two years of a change in control, or if the awards are not assumed or replaced by the acquirer

☑	Rigorous stock ownership requirements: Executive officers have stock ownership requirements, including retention of 50% of equity- based awards until the multiple is met
☑	Limited perquisites: Offered only where doing so serves a reasonable business purpose
☑
Risk mitigation: As noted earlier in the Oversight of Compensation Risk section on page 28, we closely monitor risks associated with our compensation programs and individual compensation decisions to confirm that they do not encourage excessive risk-taking

2023 Proxy Statement	47

Executive Compensation
Compensation Snapshot – CEO and NEOs
The charts below depict the mix of target pay for our CEO and the other NEOs for the 2023 performance year, including salary paid in fiscal year 2023 and target incentive award opportunities granted in June 2022.
How We Make Compensation Decisions
The Compensation Committee is primarily responsible for administering the Company’s executive compensation program. The Compensation Committee reviews and approves all elements of the executive compensation program that cover the NEOs. In fulfilling its responsibilities, the Compensation Committee is assisted by its independent compensation consultant, FW Cook, and takes into account recommendations from the CEO. The primary roles of each party are summarized below.

Party	Primary Roles
Executive Compensation & Development Committee
■Oversee all aspects of the executive compensation program
■Approve officer compensation levels, incentive plan goals, and award payouts
■Based on performance feedback from the Executive Committee, recommend CEO compensation to the full Board of Directors for approval
■Ensure the executive compensation program best achieves the Company’s objectives, considering the business strategy, talent needs, and market trends
■Hire and consult with the Compensation Consultant and determine the nature and scope of services provided

CEO and Company Management
■Make recommendations regarding the potential structure of the executive compensation program, including input on key business strategies and objectives
■Make recommendations regarding the compensation levels of the executive officers and other executive leaders (excluding the CEO)
■Liaise with the Compensation Consultant as necessary in support of the Executive Compensation Program
■Provide any other information requested by the Compensation Committee

Compensation Consultant (FW Cook)
■Advise the Compensation Committee on competitive market practices and trends
■Provide proxy pay data for our compensation peer group
■Present information and benchmarking regarding specific executive compensation matters, as requested by the Compensation Committee
■Review management proposals
■Provide recommendations regarding CEO pay
■Review the Compensation Discussion and Analysis annually

48	2023 Proxy Statement

Executive Compensation
Use of Competitive Data
The Compensation Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.
To assess the competitiveness of our executive compensation program, we review compensation data from our peer group’s proxy materials as well as external survey data. As part of this process, we measure target pay levels within each compensation component and in the aggregate. We also review the mix of our fixed versus variable compensation. This information is then presented to the Compensation Committee for its review and use.
Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by differences in the competitive market pay ranges reflecting scope of responsibilities, an established track record of performance in current and prior roles, and considerations of internal equity.
Proxy Peer Data
The Compensation Committee utilizes a peer group to evaluate whether executive officer pay levels are aligned with Company performance on a relative basis. The Compensation Committee primarily identifies companies that are of comparable size (based on revenue and market capitalization) and are within the same general industry. Following are the peer companies for fiscal year 2023, which remained the same as prior year, and were used to review/set compensation for the NEOs.

2U Inc.	Graham Holdings Company	The New York Times Company
The E.W. Scripps Company	Gray Television	Pearson Plc
Equifax Inc.	Houghton Mifflin Harcourt Company	Scholastic Corporation
Gannett Media Corp	IAC Inc.	Stagwell Inc.
Gartner, Inc.	Meredith Corporation	Stride, Inc.
TEGNA Inc.

Survey Data
For setting fiscal year 2023 target compensation, 2021 aged external survey data were used, leveraging data cuts relevant to the Company’s and business unit’s revenue size, as applicable. In benchmarking compensation levels against the survey data, the Compensation Committee considers only aggregated survey data for each compensation component. Third-party surveys used were the technology cut of Equilar's Executive Compensation Survey and Willis Towers Watson’s General Industry Survey.

2023 Proxy Statement	49

Executive Compensation
Base Salaries
Competitive base salaries allow the Company to attract and retain executive talent. The Compensation Committee annually reviews the salaries of our NEOs, but annual salary increases are not automatic or guaranteed. Base salaries are adjusted as necessary (and considering the Company’s increase budget) to ensure appropriate pay positioning relative to market.
On July 1, 2022, Mr. Flynn's base salary was increased by 2.4% as part of the Company’s annual process. A second adjustment for Mr. Flynn of 5.7% was made on January 1, 2023 to continue to improve his pay positioning relative to market. The other NEOs did not receive adjustments to base salary in fiscal year 2023. The base salaries paid to our NEOs in fiscal year 2023 are presented in the Summary Compensation Table on page 56 of this Proxy Statement. None of the NEOs received base salary adjustments for fiscal year 2024 in the Company's recent compensation planning process.

All data in ($000s)
Executive	Base Salary as of 2022 Fiscal Year End $000s	Base Salary as of 2023 Fiscal Year End $000s	Percentage Increase
Brian A. Napack (CEO)	$945	$945	—%
Christina Van Tassell (CFO)	$650	$650	—%
Aref Matin (CTO)	$460	$460	—%
Todd R. Zipper (GM, Talent)	$425	$425	—%
James J. Flynn II (GM, Research)	$425	$460	8%
Annual Incentives
We provide annual cash incentives to our NEOs under the Executive Annual Incentive Plan (“EAIP”). Fiscal year 2023 target incentive percentages for the NEOs remained unchanged from prior year. Awards granted under the EAIP are designed to drive Company, business and personal performance for the fiscal year. The design of our EAIP aligns with our broad-based annual incentive program.
Annual incentives are funded at the Company level and awarded based on business and personal performance. The graphic below illustrates how the plan operates.
Our annual incentive program applies metrics that executives directly influence to ensure a link between annual performance and actual incentive payments. The fiscal year 2023 performance metrics which make up the Company funding of the annual incentive awards are Company adjusted revenue and adjusted operating income, equally weighted.
Funding may range up to 150% of target, with minimum funding of 50% if the Company achieves 85% of its adjusted operating income target. The personal performance modifier, which for business segment leaders includes performance of their individual business segments, may range from 0% up to 200%.
None of the NEOs received an increase to their fiscal year 2024 target annual incentive percentage in the Company's recent compensation planning process.

50	2023 Proxy Statement

Executive Compensation
Business Results
Incentives were funded at 50% of target, reflecting minimum funding based on achievement of adjusted operating income between the threshold and target level. We did not achieve our threshold revenue goal, and therefore no portion of the bonus pool was funded based on revenue results.

Values in millions
Measure	Weighting	Target	Threshold Level	Outstanding Level	Adjusted Actuals	% of Target Achieved	% Funded
Adjusted Revenue[1]	50%	$2,214	95%	105%	$2,080	94%	—%
Adjusted Operating Income[2]	50%	$218	90%	110%	$207	95%	50%
1GAAP revenue for fiscal year 2023 adjusted to exclude the effects of foreign exchange rates versus planned rates, and contributions from acquisitions made during the year, in accordance with the adjustment mechanics as approved at the beginning of the performance period
2Non-GAAP adjusted operating income for fiscal year 2023 adjusted to exclude the effects of foreign exchange rates versus planned rates, acquisitions made during the year, and non-utilized investment reserve, in accordance with the adjustment mechanics as approved at the beginning of the performance period

Personal Performance
The Compensation Committee evaluates personal performance based on the individual’s contribution to Wiley strategic business objectives of crossing the divide to lead the transition to open research and bridging the gap to connect education to career outcomes, while continuing to focus on operational excellence, and ESG progress, including:
■Driving real-world impact across multiple UN SDGs, including Climate Action and Quality Education
■Commitment to net zero by 2040 through Science Based Targets initiative
■Driving DEI initiatives and disclosing diversity metrics
■Driving strong ESG ratings from third party assessors, including MSCI, ISS, Sustainanalytics and S&P Global

Fiscal Year 2023 Annual Incentive Payouts

Executive	Target Incentive Percentage	Target Incentive Award $000s	Actual Incentive Award $000s	Actual Award a Percentage of Target
Brian A. Napack (CEO)	150%	$1,417.5	$602.4	42.5%
Christina Van Tassell (CFO)	100%	$650.0	$325.0	50.0%
Aref Matin (CTO)	100%	$460.0	$230.0	50.0%
Todd R. Zipper (GM, Talent)	100%	$425.0	$148.8	35.0%
James J. Flynn II (GM, Research)	100%	$460.0	$230.0	50.0%

2023 Proxy Statement	51

Executive Compensation
Long-Term Incentives
For fiscal year 2023, we granted our NEOs a mix of 60% PSUs and 40% RSUs under the ELTIP. Grant values for fiscal year 2023 were converted to target PSUs and RSUs using a ten-day average closing stock price as of June 22, 2022. PSUs reward the achievement of critical operating performance objectives that we believe will translate to strong shareholder returns over the long-term. Our RSUs support retention and the value of both the PSUs and RSUs are dependent on the market value of our common stock.
Fiscal Year 2023 PSUs
Our PSU design for fiscal year 2023 reflects continued challenges in setting long-term performance goals in volatile markets. Financial targets for adjusted revenue and adjusted EBITDA, equally weighted, are set at the beginning of each year in the cycle, with June 2025 payout based on the average achievement of the financial goals for the three years, as illustrated below.
As required by SEC disclosure rules, the PSUs granted to the NEOs for this cycle (the “FY23 PSUs”) shown later in the Proxy in the Summary Compensation Table, the Grants of Plan-Based Awards, and the Outstanding Equity Awards at Fiscal Year End, reflect one-third of the full award value, with subsequent thirds of the original award to be granted in fiscal years 2024 and 2025, once annual financial targets are set for those years. The full values of the FY23 PSUs for the NEOs, and individual target numbers of shares by year of the cycle are shown in the table below.

		Target Number of FY23 PSUs
Executive	Full PSU Award Value ($000s)	Year One	Year Two	Year Three
Brian A. Napack (CEO)	$2,144	15,542	15,542	15,543
Christina Van Tassell (CFO)	$734	5,317	5,317	5,317
Aref Matin (CTO)	$649	4,703	4,704	4,704
Todd R. Zipper (GM, WES)	$600	4,345	4,346	4,346
James J. Flynn II (GM, Research)	$430	3,113	3,114	3,114
Similarly, the second third of the full PSU award value granted in fiscal year 2022 have been granted in fiscal year 2023, using the same financial targets set for the first third of the FY23 PSUs. The full values of the fiscal year 2022 PSUs for the NEOs, and individual target numbers of shares by year of the cycle are shown in the table below.

		Target Number of FY22 PSUs
Executive	Full PSU Award Value ($000s)	Year One	Year Two	Year Three
Brian A. Napack (CEO)	$2,035	11,832	11,832	11,833
Christina Van Tassell (CFO)	$796	4,785	4,786	4,786
Aref Matin (CTO)	$650	3,779	3,780	3,780
Todd R. Zipper (GM, WES)	$601	3,492	3,492	3,492
James J. Flynn II (GM, Research)	$215	1,249	1,249	1,249

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Executive Compensation
Fiscal year 2023 Financial Results
Based on achievement of revenue below the threshold level, and adjusted EBITDA between the threshold and target levels, on a payout continuum between 0-200%, achievement for year one of the FY23 PSU cycle and year two of the FY22 PSU cycle was 43%.

Values in millions
Measure	Weighting	Target	Threshold Level	Outstanding Level	Adjusted Actuals	% of Target Achieved	% of Award Earned
Revenue[1]	50%	$2,214	95%	105%	$2,080	94%	—%
Adjusted EBITDA[2]	50%	$439	85%	115%	$421	96%	43%
1GAAP revenue for fiscal year 2023 adjusted to exclude the effects of foreign exchange rates versus planned rates, and contributions from acquisitions made during the year, in accordance with the adjustment mechanics as approved at the beginning of the performance period
2Non-GAAP adjusted EBITDA for fiscal year 2023 adjusted to exclude the effects of foreign exchange rates versus planned rates, acquisitions made during the year, and non-utilized investment reserve, in accordance with the adjustment mechanics as approved at the beginning of the performance period
Fiscal Year 2023 RSUs
RSUs, representing 40% of our NEOs’ long-term incentive value under the ELTIP vest 25% per year on April 30, beginning one year after grant. Unvested RSUs are forfeited upon a termination of employment except in cases of death, permanent disability, or upon a Change in Control of the Company if the award is not assumed or replaced by the acquiring entity, where RSUs immediately vest.
Fiscal Year 2021 PSUs Earned
For fiscal year 2021, we granted our NEOs a mix of 60% PSUs and 40% RSUs under the ELTIP. Given challenges in setting long-term goals due to COVID-19, one-year financial goals for EBITDA and revenue were set for fiscal year 2021. Corporate executives were measured against enterprise EBITDA, weighted 60% and enterprise revenue, weighted 40%. Enterprise EBITDA, weighted 60% and business unit revenue, weighted 40%, were the measures used for Mr. Zipper and Mr. Flynn. The earned PSUs were then subject to two additional years of time vesting.
Based on the financial results for the period, the FY21 PSUs were earned between 113% and 116% of target (based on number of target shares), and about 99% of target (based on using fair market values on dates of grant and end of cycle), reflecting enterprise and business revenue generally at or above target, and EBITDA performance above target. The goals and outcomes are further reflected in the table below.

Values in millions
Measure	Weighting	Target	Threshold Level	Outstanding Level	Actual	% of Target Achieved	% of Award Earned
Enterprise EBITDA	60%	$396	80%	120%	413	104%	73.2%
Revenue
Enterprise Revenue	40%	$1,885	80%	120%	1,914	102%	43.2%
Research Revenue	40%	$987	80%	120%	994	101%	41.6%
Education Services Revenue	40%	$281	80%	120%	280	100%	39.6%

2023 Proxy Statement	53

Executive Compensation

Executive	Target PSUs	Earned PSUs	Actual Award as a Percentage of Target[1]
Brian A. Napack (CEO)	52,094	60,637	116.4%
Aref Matin (CTO)	11,798	13,733	116.4%
Todd R. Zipper (GM, Talent)	16,279	18,395	113.0%
James J. Flynn II (GM, Research)	5,759	6,617	114.9%
1Actual award based 60% on enterprise EBITDA and 40% enterprise revenue for corporate leaders and 40% business performance for business leaders.
Other Forms of Compensation

Health and wellness plans
The Company provides or makes available a number of health and welfare benefits, such as medical, dental, vision, life, accident and long-term disability insurance to all US- based employees, including the executive officers. These competitive benefits are provided primarily for the well-being of Wiley employees, and at the same time enhance Wiley’s attractiveness as an employer of choice.

Post-employment compensation
Depending on the circumstances of their termination, the executive officers are eligible to receive severance benefits in the form of base salary as a lump-sum payment, annual incentive, healthcare benefits and accelerated vesting of equity as determined by the provisions in their employment agreements or the Executive Severance Policy. Under a dismissal without cause or constructive discharge following a change in control, the Company provides these severance benefits because it serves the best interest of the Company and its shareholders to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome. In the case of a without cause termination or constructive discharge absent a change in control, the Company believes it is appropriate to provide severance for a limited period to bridge executives to new employment, particularly in view of our non-compete and non-solicitation covenants.

Perquisites and other personal benefits
The Company provides limited perquisites and other personal benefits to the executive officers. These taxable benefits are provided primarily for the financial security and productivity of executives, which allows greater focus on Company business activities. These limited perquisites primarily consist of financial planning and tax preparation, an allowance for business and health club memberships, and parking in the headquarters building (where appropriate).

Retirement benefits
All NEOs are eligible to participate in the Company’s qualified Employees’ Savings Plan (“401(k) Plan”). However, because US tax rules governing qualified retirement plans place significant limitations on the benefits that can be paid to executives, the Company has a non-qualified retirement plans to supplement qualified retirement benefits. The Nonqualified Deferred Compensation Plan (the “NQDC Plan”) was adopted by the Board of Directors to provide the opportunity to defer compensation for those executives who are not able to take full advantage of the Company’s qualified Savings Plan because of tax rules limiting contributions. The NQDC Plan provides for Company contributions mirroring those made under the Savings Plan.

54	2023 Proxy Statement

Executive Compensation
Governance

Clawback Provisions
To ensure that our compensation program does not encourage excessive risk taking the Company has a clawback provision in both the annual and long-term incentive plans covering approximately the top 400 employees in the Company. The clawback provision allows the Company to recoup incentive payments to covered incentive participants in the event that the Company restates its financial results because of fraud, gross negligence or intentional misconduct on the part of one or more employees and/or because of material non-compliance with securities laws. We will update our policy to comply with final SEC and listing exchange rules.

Stock Ownership Guidelines
The Compensation Committee believes that the ultimate goal of the long-term incentive program is to align the interests of Company shareholders and management. To reinforce this principle, the Compensation Committee established stock ownership guidelines for all executive officers participating in the long-term incentive program. The ownership guideline for the CEO is six times base salary. The ownership guideline for the other executive officers is two and one-half times base salary. Shares counted toward the ownership guidelines consist of:
■Shares owned outright
■Subject to the award being earned/vested, half of the performance share units earned when performance goals are achieved. (Assumes half will be surrendered to pay taxes.)
■Half of time-based RSUs granted. (Assumes half will be surrendered to pay taxes.)
Unearned performance share units and unvested and unexercised stock options do not count toward the ownership guidelines.
There is a stock retention requirement for our executive officers that requires retention of 50% of the net shares acquired upon the exercise of stock options or the vesting of performance share units and restricted share units until the executive satisfies the stock ownership salary multiple. Mr. Napack, Mr. Matin and Mr. Zipper have met their targeted shareholding requirements. Ms. Van Tassell and Mr. Flynn have not yet met their guideline as they are relatively new to their roles, but are in compliance with the requirements and have made good progress toward their targeted shareholding guidelines.

Hedging and Pledging Prohibition
As part of our Insider Trading Policy, which applies to employees, officers and directors, the Company prohibits:
■any type of hedging activity, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and/or exchange funds
■entering into short sales or purchasing, selling or exercising puts, calls or other such options pertaining to stock of the Company
■holding securities of the Company in a margin account or otherwise pledging securities of the Company as collateral for a loan

Tax Considerations
The Compensation Committee considers the deductibility of compensation for federal income tax purposes in the design of the Company’s compensation programs. While the Company generally seeks to maintain the deductibility of the incentive compensation paid to its NEOs, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy and the best interests of shareholders, even if these amounts are not fully tax deductible.

2023 Proxy Statement	55

Executive Compensation
Summary Compensation Table
The table below sets forth the annual compensation earned by our NEOs for the years ended April 2023, 2022 and 2021 .

All data in $000s
Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5]($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings[6]	All Other Compensation[7] ($)	Total ($)
Brian A. Napack (CEO)	2023	$945.0		$2,688.5	—	$602.4	$11.3	$129.4	$4,376.6
	2022	$937.5	—	$2,035.4	$236.0	$1,496.9	$0.1	$242.4	$4,948.2
	2021	$765.0	—	$4,039.4	—	$2,339.4	$0.1	$195.3	$7,339.2
Christina Van Tassell (CFO)	2023	$650.0		$953.7	—	$325.0	$2.9	$84.5	$2,016.0
	2022 [8]	$283.3	—	$2,124.0	$225.1	$629.2	$(1.4)	$18.4	$3,278.6
Aref Matin (CTO)	2023	$460.0		$822.8	—	$230.0	$92.8	$79.6	$1,685.1
	2022	$460.0	—	$650.2	$236.0	$465.5	$(3.9)	$110.7	$1,918.5
	2021	$440.0	—	$915.0	—	$703.8	$99.8	$51.8	$2,210.4
Todd R. Zipper (GM, Talent)	2023	$425.0		$760.1	—	$148.8	$74.0	$44.1	$1,452.0
	2022	$425.0	—	$600.7	$236.0	$336.6	$62.4	$80.2	$1,740.9
	2021	$386.9	$375.0	$1,237.4	—	$651.5	$31.4	$91.4	$2,773.6
James J. Flynn II (GM, Research)	2023[9]	$441.7		$487.0	—	$230.0	$17.3	$61.7	$1,237.7

1Reflects base salary paid to the NEOs. (Note fiscal year 2021 amounts include temporary base pay reductions)
2Reflects portion of sign-on cash earned in fiscal year 2021 for Mr. Zipper related to The Learning House acquisition
3Fiscal year 2023 values include year two of the FY22 PSUs, year one of the FY23 PSUs and the full RSUs granted in fiscal year 2023 under the Company’s 2014 Key Employee Stock Plan. Maximum payout of the PSUs are 200% of target and will only occur if the Company reaches preset outstanding levels of performance. See the Grants of Plan-Based Awards Table for the payout range for PSUs. To calculate the fair value of the awards, the market price on the date of grant is used in accordance with the FASB ASC Topic 718, Stock Compensation. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2022 Annual Report on Form 10-K for the assumptions used in determining FAS ASC Topic 718, “Compensation – Stock Compensation”
4Fiscal year 2022 values Include the premium non-qualified stock options granted in fiscal year 2022 under the Company’s 2014 Key Employee Stock Plan. The assumptions used to calculate the value of the awards is used in accordance with the FASB ASC Topic 718, Stock Compensation. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2022 Annual Report on Form 10-K for the assumptions used in determining FAS ASC Topic 718, “Compensation – Stock Compensation”
5The total annual incentive for fiscal year 2023 was funded based on the achievement of pre-established corporate revenue and operating income targets approved by the Compensation Committee. Allocation to Mr. Napack, Ms. Van Tassell and Mr. Matin was based on corporate funding, and the achievement of strategic objectives that are designed to drive improved performance for the Company. For Messrs. Zipper and Flynn, funding was based on the financial performance of their respective business segments, and the achievement of their strategic objectives

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Executive Compensation
6Non-qualified deferred compensation earnings representing the market fluctuation on account balances based on the investment funds
7All Other Compensation consists of the following in fiscal year 2023:
■Employer contributions to the Company 401(k) Plan and NQDC Plan for Mr. Napack, Ms. Van Tassell, and Messrs. Matin, Zipper, and Flynn, are valued at $109.5K, $60.4K, $62.1K, $33.6K, and $44.2K, respectively
■Perquisites (financial planning, health club membership fees, parking benefits) for Mr. Napack, Ms. Van Tassell, and Messrs. Matin, Zipper and Flynn, valued at $19.7K, $18.1K, $17.5K, $10.5K, and $17.5K, respectively
■Charitable donations pursuant to the Company’s Matching Gift Program paid to charities on behalf of Mr. Napack and Ms. Van Tassell in the amounts of $250 and $6.0K, respectively
8    For Ms. Van Tassell, compensation amounts are reported only for fiscal years 2023 and 2022 as she joined the Company effective as of November 22, 2021 and began serving as a named executive officer in 2022.
9    For Mr. Flynn, compensation amounts are reported only for fiscal year 2023 as this is his first year serving as a named executive officer of the Company.

2023 Proxy Statement	57

Executive Compensation
Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock Units (3)	Grant Date Fair Value of Stock and Option Awards ($000s)(4)
Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian A.	6/20/2022	$709	$1,418	$4,253	—	—	—	—	—
Napack	6/22/2022	—	—	—	5,916	11,832	23,664	—	$544.2
CEO	6/22/2022	—	—	—	—	—	—	31,084	$1,429.6
	6/22/2022	—	—	—	7,771	15,542	31,084	—	$714.8
Christina	06/20/2022	$325	$650	$1,950	—	—	—	—	—
Van Tassell	06/22/2022	—	—	—	2,393	4,786	9,572	—	$220.1
CFO	06/22/2022	—	—	—	—	—	—	10,634	$489.1
	06/22/2022	—	—	—	2,659	5,317	10,634	—	$244.5
Aref Matin	6/20/2022	$230	$460	$1,380	—	—	—	—	—
CTO	6/22/2022	—	—	—	1,890	3,780	7,560	—	$173.8
	6/22/2022	—	—	—	—	—	—	9,407	$432.6
	6/22/2022	—	—	—	2,352	4,703	9,406	—	$216.3
Todd R.	6/20/2022	$213	$425	$1,275	—	—	—	—	—
Zipper	6/22/2022	—	—	—	1,746	3,492	6,984	—	$160.6
GM, Talent	6/22/2022	—	—	—	—	—	—	8,691	$399.7
	6/22/2022	—	—	—	2,173	4,345	8,690	—	$199.8
James J.	6/20/2022	$230	$460	$1,380	—	—	—	—	—
Flynn II	6/22/2022	—	—	—	625	1,249	2,498	—	$57.4
GM, Research	6/22/2022	—	—	—	—	—	—	6,227	$286.4
	6/22/2022	—	—	—	1,557	3,113	6,226	—	$143.2
1Represents the annual incentives for fiscal year 2023 that are based on achievement of financial goals and strategic objectives. Targets and relative weighting of revenue and adjusted operating income, as well as the threshold, target and outstanding levels of performance were approved by the Compensation Committee for the fiscal year. Strategic objectives, including business segment results for business segment leaders, are designed to drive improved performance for the Company in the current and future fiscal years. Actual annual incentive payouts for fiscal year 2023 are indicated the Summary Compensation Table.
2For fiscal year 2023, NEOs received 60% of their targeted long-term incentive in the form of PSUs under the ELTIP, with payout based on the average attainment of annual results for three years. The values in these columns represent one-third of the PSU awards granted for the fiscal year 2022-24 cycle and one-third of the PSU awards granted for the fiscal year 2023-25 cycle, pursuant to the 2014 Key Employee Stock Plan. Financial performance measures and relative weighting of each performance measure, as well as the threshold, target and outstanding levels of performance were approved by the Compensation Committee for the second year of the FY22 PSUs and the first year of the FY23 PSUs. Corporate EBITDA and corporate revenue were the performance measures used, equally weighted. No long-term incentive is payable unless the threshold performance level is reached for one of the performance measures. Earned performance share units for the FY23 PSU cycle vest 100% on June 30, 2025. Dividend equivalents are not paid during the performance period.
3For fiscal year 2023, NEOs received 40% of their targeted long-term incentive in the form of RSUs under the ELTIP, pursuant to the 2014 Key Employee Stock Plan. RSUs vest 25% per year over four years, on April 30, beginning one year following

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grant. For Messrs. Napack and Mr. Matin, dividend equivalents are paid on RSU awards made under the 2014 Key Employee Stock Plan, until the shares vest.
4The grant date fair value of the PSUs, RSUs and stock options is computed in accordance with FASB ASC Topic 718, Stock Compensation. The grant date fair value of the PSUs and RSUs is based on a $45.99 stock price. The fair value disclosed in this column for the PSUs represents the total fair value of those awards at the target level. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2023 Annual Report on Form 10-K for the assumptions made in determining FASB ASC Topic 718, “Compensation – Stock Compensation”.

2023 Proxy Statement	59

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of May 1, 2023 .

Name	Number of Securities Underlying Unexercised Vested Options (#)	Number of Securities Underlying Unexercised Unvested Options (#)	Option Exercise Price ($)(a)	Option Expiration Date(b)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout of Unearned Shares, Units or Other Rights that have not Vested ($000s)(c)
Brian A. Napack	6,000	14,000	$63.07	6/23/2031	8,425(1)	$321.9	11,832	$452.1(5)
CEO	—	—	—	—	60,637(2)	$2,316.9	15,542	$593.9(6)
	—	—	—	—	11,833(3)	$452.1	—	—
	—	—	—	—	23,313(4)	$890.8	—	—
Christina Van Tassell	6,000	14,000	$63.07	11/22/2031	4,786(3)	$182.9	4,786	$182.9(5)
CFO	—	—	—	—	7,976(4)	$304.8	5,317	$203.2(6)
	—	—	—	—	11,964(7)	$457.1	—	—
Aref Matin	6,000	14,000	$63.07	6/23/2031	1,908(1)	$72.9	3,780	$144.4(5)
CTO	—	—	—	—	13,733(2)	$524.7	4,703	$179.7(6)
	—	—	—	—	3,780(3)	$144.4	—	—
	—	—	—	—	7,056(4)	$269.6	—	—
	—	—	—	—	9,811(8)	$374.9	—	—
Todd Zipper	6,000	14,000	$63.07	6/23/2031	2,633(1)	$100.6	3,492	$133.4(5)
GM, WES	—	—	—	—	18,395(2)	$702.9	4,345	$166.0(6)
	—	—	—	—	3,492(3)	$133.4	—	—
	—	—	—	—	6,519(4)	$249.1	—	—
James J. Flynn II	6,000	14,000	$63.07	9/27/2031	932(1)	$35.6	1,249	$47.7(5)
GM, Research	1,300	—	$59.70	6/23/2024	6,617(2)	$252.8	3,113	$118.9(6)
	743	—	$55.99	6/23/2025	1,249(3)	$47.7	—	—
	—	—	—	—	4,671(4)	$178.5	—	—
aThe exercise price of stock options granted in fiscal year 2022 was set at a price 10% (or 14% for Ms. Van Tassell) above the fair market value of the stock on the date of grant
bStock options have a term of 10 years. Stock options continue to vest and can be exercised for a period following retirement, but no later than the expiration of the option
cBased on the May 1, 2023 closing market price of common stock of $38.21
1Remaining 25% of RSUs granted in fiscal year 2021 vest on April 30, 2024
2Earned PSUs granted in fiscal year 2021 vested 100% on June 30, 2023
3Remaining 50% of RSUs granted in fiscal year 2022 vest 25% on April 30, 2024 and 25% on April 30, 2025
4Remaining 75% of RSUs granted in fiscal year 2023 vest 25% on April 30, 2024, 25% on April 30, 2025 and 25% on April 30, 2026

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5Second third of PSUs granted in fiscal year 2022, if earned, will vest 100% on June 30, 2024
6First third of PSUs granted in fiscal year 2023, if earned, will vest 100% on June 30, 2025
7Remaining half of sign-on RSUs granted in fiscal year 2022 will vest on November 22, 2023
8Remaining one-third of sign-on RSUs granted in fiscal year 2019 vested on May 21, 2023
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($000s)	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($000s)[2]
Brian A. Napack (CEO)	—	—	65,284	$2,837.9
Christina Van Tassell (CFO)	—	—	17,015	$761.4
Aref Matin (CTO)	—	—	26,252	$1,212.7
Todd R. Zipper (GM, Talent)	—	—	6,550	$250.3
James J. Flynn II (GM, Research)	—	—	17,884	$764.0
1 Includes:
■The PSUs earned for the fiscal year 2020-22 performance cycle (Messrs. Napack, Matin and Flynn)
■The last quarter of the RSUs granted in fiscal year 2020 (Messrs. Napack, Matin and Flynn)
■The third quarter of the RSUs granted in fiscal year 2021 (Messrs. Napack, Matin, Zipper and Flynn)
■The second quarter of the RSUs granted in fiscal year 2022 (Messrs. Napack, Matin, Zipper, Flynn, and Ms. Van Tassell)
■The first quarter of the RSUs granted in fiscal year 2023 (Messrs. Napack, Matin, Zipper, Flynn. and Ms. Van Tassell)
■For Mr. Matin, the second third of the sign-on RSUs granted in fiscal year 2019
■For Mr. Flynn, the supplemental RSUs granted in fiscal year 2020
■For Ms. Van Tassell, the first half of the sign-on RSUs granted in fiscal year 2022
2The value realized on the vesting of earned PSUs and RSUs represents the value of stock no longer subject to a risk of forfeiture or other restrictions, obtained by multiplying the number of shares of stock released from such restrictions by the closing market price of Class A Common Stock on the dates of vesting.

2023 Proxy Statement	61

Executive Compensation
Non-Qualified Deferred Compensation

All data in ($000s)
Executive	Executive Contributions in Fiscal Year 2023 ($)	Registrant Contributions in Fiscal Year 2023 ($)	Aggregate Earnings in Fiscal Year 2023 ($)	Aggregate Withdrawals/ Distributions Fiscal Year 2023 ($)	Aggregate Balance at 2023 Fiscal Year End ($)
Brian A. Napack (CEO)	$21.3	$96.2	$11.3	—	$506.8
Christina Van Tassell (CFO)	$42.0	$46.2	$2.9	—	$76.1
Aref Matin (CTO)	$469.0	$49.0	$92.8	—	$3,099.4
Todd R. Zipper (GM, WES)	—	$20.5	$74.0	—	$1,880.1
James J. Flynn II (GM, Research)	$57.9	$29.9	$17.3	—	$49.6
Participants in the Company’s the NQDC Plan may elect to defer up to 25% of their base salary and up to 100% of their annual cash incentive compensation. If the participant’s Company matching contributions under the 401(k) Plan are restricted due to code contribution or compensation limitations, he/she is eligible to receive a Company matching contribution of up to 4.5% of pay in excess of qualified plan limits under the NQDC Plan. Mirroring Company contributions under the 401(k) Plan, the Company may make discretionary contributions, recognizing pay in excess of qualified plan limits, under the NQDC Plan.
Account balances under the NQDC Plan are distributed to participants in accordance with their individual elections made at the time of the deferral election and NQDC Plan rules. Participants may elect to receive their contributions on a designated date or upon separation of service, subject to the restrictions of Section 409A of the Code.
Distributions on account of termination or retirement are available in a lump sum or annual installments over up to 15 years.
Amounts included in the Executive Contributions in Fiscal Year 2023 ($) are included in the Summary Compensation table Salary and Non-Equity Incentive Compensation columns. Amounts included in the Aggregate Earnings in Fiscal Year 2023 ($) are included in the Summary Compensation table Change in Pension Value and Non-Qualified Deferred Compensation Earnings column.
The Company has selected various mutual funds and a fixed rate fund that executives can choose to enroll. Mutual fund selections may be changed at any time and these fund lineups rates of return are calculated based on the applicable Morningstar rates of return. The fixed rate fund can be selected by executives on an annual basis and the rate of return is chosen at the discretion of Wiley.

Potential Payments upon Termination or Change in Control
The following tables present the estimated payments and benefits that would have been payable as of the end of fiscal year 2023 to each NEO in the event of:
■voluntary termination of employment
■involuntary termination of employment without cause, or constructive discharge (absent a change in control)

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■involuntary termination of employment without cause, or constructive discharge (following a change in control)
■termination of employment due to death or permanent disability
Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s termination of employment was on April 30, 2023, the last day of fiscal year 2023, using the closing price of our Common Stock on May 1, 2023 ($38.21 per share).

Brian A. Napack
All data in ($000s)
	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability
Severance – Base Salary	—	$1,890.0	$1,890.0	—
Severance – Annual Incentive	—	—	$2,835.0	—
Target Annual Incentive	—	$1,417.5	$1,417.5	$1,417.5
ELTIP – Restricted Performance Share Units	—	$1,498.1	$3,138.0	$1,498.1
Performance Share Units Earned but Not Vested	—	$2,316.9	$2,316.9	$2,316.9
Restricted Share Units (Time based)	—	—	$1,664.8	$1,664.8
Stock Options	—	—	—	—
Benefits	—	$83.3	$83.3	—
Non-Qualified Deferred Compensation	$506.8	$506.8	$506.8	$506.8
Total	$506.8	$7,712.6	$13,852.3	$7,404.1

Christina Van Tassell
All data in ($000s)
	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability
Severance – Base Salary	—	$650.0	$975.0	—
Severance – Annual Incentive	—	—	$975.0	—
Target Annual Incentive	—	$650.0	$650.0	$650.0
ELTIP – Restricted Performance Share Units	—	$568.9	$1,158.1	$568.9
Performance Share Units Earned but Not Vested	—	—	—	—
Restricted Share Units (Time based)	—	$457.1	$944.8	$944.8
Stock Options	—	—	—	—
Benefits	—	$35.0	$41.8	—
Non-Qualified Deferred Compensation	$76.1	$76.1	$76.1	$76.1
Total	$76.1	$2,437.1	$4,820.9	$2,239.8

2023 Proxy Statement	63

Executive Compensation

Aref Matin
All data in ($000s)
	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability
Severance – Base Salary	—	$460.0	$690.0	—
Severance – Annual Incentive	—	—	$690.0	—
Target Annual Incentive	—	$460.0	$460.0	$460.0
ELTIP – Restricted Performance Share Units	—	$468.6	$972.4	$468.6
Performance Share Units Earned but Not Vested	—	$524.7	$524.7	$524.7
Restricted Share Units (Time based)	—	$374.9	$861.8	$861.8
Stock Options	—	—	—	—
Benefits	—	$37.5	$45.6	—
Non-Qualified Deferred Compensation	$3,099.4	$3,099.4	$3,099.4	$3,099.4
Total	$3,099.4	$5,425.0	$7,343.8	$5,414.5

Todd R. Zipper
All data in ($000s)
	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability
Severance – Base Salary	—	$425.0	$637.5	—
Severance – Annual Incentive	—	—	$637.5	—
Target Annual Incentive	—	$425.0	$425.0	$425.0
ELTIP – Restricted Performance Share Units	—	$432.9	$898.5	$432.9
Performance Share Units Earned but Not Vested	—	$702.9	$702.9	$702.9
Restricted Share Units (Time based)	—	—	$483.1	$483.1
Stock Options	—	—	—	—
Benefits	—	$21.2	$21.2	—
Non-Qualified Deferred Compensation	$1,880.1	$1,880.1	$1,880.1	$1,880.1
Total	$1,880.1	$3,887.1	$5,685.8	$3,924.0

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James J. Flynn II
All data in ($000s)
	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability
Severance – Base Salary	—	$460.0	$690.0	—
Severance – Annual Incentive	—	—	$690.0	—
Target Annual Incentive	—	$460.0	$460.0	$460.0
ELTIP – Restricted Performance Share Units	—	$214.4	$500.1	$214.4
Performance Share Units Earned but Not Vested	—	$252.8	$252.8	$252.8
Restricted Share Units (Time based)	—	—	$261.8	$261.8
Stock Options	—	—	—	—
Benefits	—	$23.6	$24.8	—
Non-Qualified Deferred Compensation	$496.2	$496.2	$496.2	$496.2
Total	$496.2	$1,907.0	$3,375.7	$1,685.2

The amounts reported in these tables are estimated amounts based on current compensation levels, the terms of the Executive Severance Plan, Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event. The tables do not include base salary and stock awards earned based on employment through April 30, 2023.
All of the payments and benefits described would be contingent upon the NEO signing a release and waiver; and securing restrictive covenants such as non-compete and non-solicitation.
As illustrated in the tables above, the NEOs are covered by the Executive Severance Policy which provides for the following:
In the event of involuntary termination of employment without cause, or constructive discharge, absent a change in control:
■Severance – base salary: Mr. Napack – 24 months; Ms. Van Tassell and Messrs. Matin, Zipper and Flynn – 12 months
■Annual Incentive: If NEO is active for nine months of the fiscal year, prorated incentive payable based on actual performance
■Performance Share Units: Prorated participation, payable at the end of the cycles once performance has been determined and approved
■Restricted Share Units: Accelerated vesting of sign-on RSUs grants for Ms. Van Tassell and Mr. Matin
■Stock Options: Vested stock options may be exercised for up to 90 days
■Company-paid health insurance: Matches the NEO's respective severance period, but not to exceed 18 months

2023 Proxy Statement	65

Executive Compensation
■Non-Qualified Deferred Compensation: Paid as a lump sum or in approximately equal installments over up to 15 years per employee’s election on file and age as of termination of employment
In the event of involuntary termination of employment without cause, or constructive discharge, following a change in control:
■Severance - base salary: Mr. Napack – 24 months; Ms. Van Tassell and Messrs. Matin, Zipper and Flynn – 18 months
■Severance - annual target incentive: Mr. Napack – 24 months; Ms. Van Tassell and Messrs. Matin, Zipper and Flynn – 18 months
■Annual Incentive: Prorated target incentive
■Performance Share Units: Accelerated vesting of awards at the target level
■Restricted Share Units: Accelerated vesting of awards
■Stock Options: Accelerated vesting of awards which may be exercised for up to 90 days
■Company-paid health insurance: 18 months
■Non-Qualified Deferred Compensation: Payment of the current balance seven months after termination of employment
Upon a change in control as defined under the 2022 Omnibus Stock Plan and Long-Term Incentive Plan:
■Double-trigger vesting of equity will apply in cases where the acquiring company is a publicly traded company, and that company assumes or replaces the outstanding equity
■There are no excise tax “gross-ups”
A change in control shall mean an event if there is:
■a change in the ownership of the Company;
■a change in the effective control of the Company; or
■a change in the ownership of a substantial portion of the assets of the Company
For purposes of this definition, a change in the ownership occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.
A change in the effective control occurs on the date in which either:
■a person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v) (B)), acquires ownership of stock possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or;
■a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.

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A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Company, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition. The determination as to the occurrence of a change in control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.
As summarized in the tables above, the NEOs would receive the following in the event of termination of employment due to death or permanent disability:
■Annual Incentive: Committee has discretion to approve full incentive payable based on actual performance. The tables above show target incentive as of the end of the fiscal year
■Performance Share Units: Prorated participation, payable at the end of the cycles once performance has been determined and approved
■Restricted Share Units: Accelerated vesting of awards
■Stock Options: Accelerated vesting of awards which may be exercised for up to 90 days
■Non-Qualified Deferred Compensation: Paid as a lump sum or in approximately equal installments over up to 15 years per employee’s election on file and age as of termination of employment

Compensation Committee Report
The Compensation Committee of our Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Executive Compensation and Development Committee:
George Bell, Chair, Mari J. Baker, and David C. Dobson

CEO Pay Ratio
Under Section 953(b) of the Dodd Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of the Company’s CEO to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).
For fiscal year 2023, the median annual total compensation of all employees of the Company (other than the CEO) was $54,255. Mr. Napack’s annual total compensation for fiscal year 2023 for purposes of the Pay Ratio Disclosure was $4,376,603. Based on this information, for fiscal year 2023, the ratio of the compensation of the CEO to the median annual total compensation of all other employees was estimated to be 81 to 1.

2023 Proxy Statement	67

Executive Compensation
Identification of Median Employee
To identify the median employee in relation to the Pay Ratio Disclosure, we used the following methodology:
■Base pay as of April 30, 2023 was our consistently applied compensation measure
■All 8,815 employees as of April 30, 2023 (full-time, part-time and temporary), other than the CEO, in all global locations were included
■Base pay was converted to USD using March 2023 monthly average exchange rates
Using this methodology, the median employee was a full-time employee located in the United Kingdom.

Annual Total Compensation
For purposes of the Pay Ratio Disclosure, our median employee’s annual total compensation for fiscal year 2023 was calculated using the same methodology we use for our named executive officers, including our CEO, as set forth in the “Summary Compensation Table” on page 56.
The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

Pay Versus Performance Disclosure
In accordance with Item 402(v) of SEC Regulation S-K, we provide the following disclosure regarding executive compensation from the Summary Compensation Table and adjusted to reflect Compensation Actually Paid ("CAP") for Brian A. Napack, the Company's CEO and principal executive officer ("PEO"), and average of the Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year (a)	Summary Compensation Table Total for PEO[1]($000) (b)	Compensation Actually Paid to PEO[1,2,3] ($000) (c)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($000) (d)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($000) (e)	Value of Initial Fixed $100 Investment based on:[4]		Net Income (GAAP) ($ Millions)[5] (h)	Adjusted Revenue ($ Millions)[6] (i)
					TSR ($) (f)	Peer Group TSR ($) (g)
2023	$4,376.6	$1,792.2	$1,597.7	$858.2	$112.7	$140.1	$17.2	$2,080
2022	$4,948.2	$3,889.3	$2,726.6	$2,279.7	$143.7	$148.1	$148.3	$2,069
2021	$7,339.2	$10,720.7	$2,706.9	$3,481.8	$156.8	$166.6	$148.3	$1,914
1Brian A. Napack was our CEO and PEO for each of the three fiscal years presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

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2021	2022	2023
John A. Kritzmacher	John A. Kritzmacher	Christina Van Tassell
Todd R. Zipper	Christina Van Tassell	Aref Matin
Matthew S. Kissner	Aref Matin	Todd R. Zipper
Judy K. Verses	Todd R. Zipper	James J. Flynn II
Matthew H. Leavy
2The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s PEO and other non-PEO NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the average of the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

	2023		2022		2021
	PEO ($000)	Average Non-PEO NEOs ($000)	PEO ($000)	Average Non-PEO NEOs ($000)	PEO ($000)	Average Non-PEO NEOs ($000)
Summary Compensation Table Total	$4,376.6	$1,597.7	$4,948.2	$2,726.6	$7,339.2	$2,706.9
Less Stock Award Value & Option Award Value Reported in SCT for the Covered Year	$2,688.5	$755.9	$2,271.4	$1,138.0	$4,039.4	$1,144.6
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	$1,340.6	$376.9	$1,608.3	$745.5	$4,891.7	$1,376.5
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	$(1,168.8)	$(347.2)	$(656.5)	$(135.2)	$1,692.7	$327.3
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	$296.9	$83.5	$316.5	$182.1	$479.7	$145.9
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	$(364.6)	$(96.9)	$(55.8)	$9.9	$356.7	$69.7
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	—	—	—	$111.1	—	—
Compensation Actually Paid	$1,792.2	$858.2	$3,889.3	$2,279.7	$10,720.7	$3,481.8

4TSR provides an indicator of the cumulative total return to shareholders of the Company’s Class A Common Stock as compared with the cumulative total return on the Dow Jones Publishing Index used in the 10-K performance graph pursuant to Item 201(e) of Regulation S-K, for the period from April 30, 2021 to April 30, 2023. Cumulative total return assumes $100 invested on April 30, 2020 and reinvestment of dividends throughout the period.
5Net Income in Fiscal Year 2023: The Company recorded a non-cash goodwill impairment charge of $100 million, or $1.77 per share, for our Education Services and University Services businesses. For the full year, the Company recorded restructuring charges totaling $49 million, or $0.66 per share, related to targeted headcount reductions and real estate consolidation.
6Our Company-selected measure is adjusted revenue, included as a financial measure in both our annual incentive plan and long-term incentive plan. GAAP revenue is adjusted to exclude the effects of foreign exchange rates versus planned rates and contributions from acquisitions made during the year in accordance with the adjustment mechanics approved at the beginning of the performance period.

2023 Proxy Statement	69

Executive Compensation
Relationship between CAP and TSR. The graph below illustrates the relationship between our TSR and the Dow Jones Publishing Index TSR, as well as the relationship between CAP and our TSR for the PEO and the average of the Non-PEO NEOs for the applicable reporting year.

Relationship between CAP and Net Income. The graph below illustrates the relationship between CAP and Net Income for the PEO and the average of the Non-PEO NEOs for the applicable reporting year.

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Executive Compensation
Relationship between CAP and Adjusted Revenue. The graph below illustrates the relationship between CAP and Adjusted Revenue for the PEO and the average of the Non-PEO NEOs for the applicable reporting year.

Performance Measures Used to Link Company Performance and CAP
The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the named executive officers for fiscal year 2023. Each measure below is used for purposes of determining payouts under either our annual incentive plan or vesting of our performance share units. Please see the CD&A for a further description of these measures and how they are used in the Company’s executive compensation program.
■Adjusted Revenue
■Adjusted Operating Income
■Adjusted EBITDA

2023 Proxy Statement	71

Ownership of Common Stock
Stock Ownership of Officers and Directors
The table below shows the number of shares of the Company’s Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 56 and all current directors and executive officers of the Company as a group as of August 1, 2023. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described on page 7.

Shares Beneficially Owned by Officers and Directors[1]
	Class A Common Stock			Class B Common Stock
Named Executive Officers and Directors	Shares Beneficially Owned[2]	Shares and Share Equivalents Under Deferred Plan[4]	Percent of Class[3]	Shares Beneficially Owned[2]	Shares and Share Equivalents Under Deferred Plan[4]	Percent of Class[3]	Percent of Total Voting Power[5]
Mari J. Baker	—	29,379	—	—	—	—	—
George Bell	—	26,142	—	—	—	—	—
Beth A. Birnbaum	—	14,540	—	—	—	—	—
David C. Dobson	7,952	19,451	*	—	—	—	*
James J. Flynn II	14,183	—	*	—	—	—	*
Brian O. Hemphill	—	3,996	—	—	—	—	—
Laurie A. Leshin[6]	—	21,229	—	—	—	—	—
Aref Matin	29,936	—	*	—	—	—	*
Raymond W. McDaniel, Jr.	500	47,974	*	—	—	—	*
Brian A. Napack	183,525	—	*	—	—	—	*
William J. Pesce	82,132	—	*	—	—	—	*
Inder M. Singh	—	5,091	—	—	—	—	—
Christina Van Tassell	9,714	—	*	—	—	—	*
Jesse C. Wiley	—	—	—	24,565	—	*	*
Todd R. Zipper	20,722	—	*	—	—	—	*
All directors and executive officers as a group (21 persons)	412,901	167,802	*	24,665	—	*	*
*Less than 1%
1This table is based on the information provided by the individual directors and executive officers as of August 1, 2023. In the table, percent of class was calculated on the basis of the number of shares beneficially owned as determined in accordance with Exchange Act Rule 13d-3, divided by the total number of shares issued and outstanding.
2Includes the total amount of shares beneficially owned, including any shares directly or indirectly owned.
3Reflects the percent of voting power of Class A Common Stock and Class B Common Stock, respectively.
4This amount represents the number of share equivalents of Class A Stock credited to the participating director’s account pursuant to the Director Deferred Compensation Plan (the “Deferred Plan”), as described on page 34. Deferred share units are issued under the Deferred Plan upon the participating Director’s retirement and pursuant to the distribution election made by the director.
5Represents the percent of total voting power of Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock is entitled to one-tenth (1/10) of one vote and each share of Class B Common Stock is entitled to one vote. The percent of total voting power represents the voting power on all matters other than the election of directors, as described on page 7.
6On August 8, 2023, Dr. Leshin informed the Board she will not stand for reelection at the Annual Meeting.

72	2023 Proxy Statement

Ownership of Common Stock
Stock Ownership of Certain Beneficial Owners
The following table and footnotes set forth, at the close of business on August 1, 2023, information concerning each person of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A Stock or Class B Stock. The percentage of ownership is calculated based on 46,181,453 outstanding shares of Class A Stock and 9,026,066 outstanding shares of Class B Stock on August 1, 2023. The table below was prepared from the records of the Company and from information furnished to it.
The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described above.

Security Ownership of Certain Beneficial Owners
	Class A Common Stock			Class B Common Stock
Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Voting Power	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Voting Power	Percent of Total Voting Power[1]
E.P. Hamilton Trusts, LLC[2,6]	462,338	1.00%	0.34%	8,125,536	90.02%	59.55%	59.89%
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900 Dallas, TX 75201
Deborah E. Wiley[2,3,4,7]	2,754,185	5.96%	2.02%	8,193,815	90.78%	60.05%	62.07%
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900 Dallas, TX 75201
Peter B. Wiley[2,3,5,7]	2,727,929	5.91%	2.00%	8,168,658	90.50%	59.87%	61.87%
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900 Dallas, TX 75201
W. Bradford Wiley II2,3,7	2,447,703	5.30%	1.79%	8,162,256	90.43%	59.82%	61.61%
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900 Dallas, TX 75201
WG6 LLC[2,8]	1,200,000	2.60%	0.88%	—	—	—	0.88%
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900 Dallas, TX 75201
W. Bradford Wiley & Associates, L.P.[2,9]	301,645	0.65%	0.22%	—	—	—	0.22%
Baker Botts L.L.P.
2001 Ross Avenue, Suite 900 Dallas, TX 75201
BlackRock, Inc.[10]	5,230,548	11.33%	3.83%	—	—	—	3.83%
55 East 52 Street
New York, NY 10055
The Vanguard Group, Inc.[11]	4,790,932	10.37%	3.51%	—	—	—	3.51%
100 Vanguard Blvd.
Malverne, PA 19355
Clarkston Capital Partners, LLC[12]	2,746,684	5.95%	2.01%	—	—	—	2.01%
91 West Long Lake Road
Bloomfield Hills, MI 48304
State Street Corporation[13]	2,459,084	5.32%	1.80%	—	—	—	1.80%
SSGA Funds Management, Inc.
1 Congress Street, Suite 1 Boston, MA 02114-2016

2023 Proxy Statement	73

Ownership of Common Stock
1Reflects the percent of total voting power of Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock is entitled to one-tenth (1/10) of one vote and each share of Class B Common Stock is entitled to one vote. The percent of total voting power represents the voting power on all matters other than the election of directors, as described on page 7.
2Share information is based solely on information contained in a Schedule 13D filed with the SEC on July 14, 2023 by (i) E.P. Hamilton Trusts LLC, a Delaware limited liability company ("EPH LLC"), an investment holding company, (ii) WG6 LLC, a Delaware limited liability company, an investment holding company, (iii) W. Bradford Wiley & Associates, L.P., a Delaware limited partnership ("WBW LP"), (iv) Deborah E. Wiley, a retired individual citizen of the United States, (v) Peter B. Wiley, a retired individual citizen of the United States, and (vi) W. Bradford Wiley II, a retired individual citizen of the United States, (together the "Reporting Persons").
3Includes 2,019,656 shares of Class A stock and 8,162,256 shares of Class B Common Stock over which Deborah E. Wiley, Peter B. Wiley and W. Bradford Wiley II ("Wiley Family") share voting and investment powers. Under SEC regulations, each may be deemed a beneficial owner of the respective shares held. Such shares are therefore included in the amounts listed in this table for each member of the Wiley Family. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of the Wiley Family being members of EPH LLC, members of WG6 LLC, general partners of WBW LP, and co-trustees of Trust of Esther B. Wiley, they could be deemed to comprise a “group” within the meaning of SEC regulations. The Reporting Persons collectively beneficially own, or may be deemed to beneficially own, an aggregate of 3,890,505 shares of Class A Common Stock, which stock represents 8.42% of the outstanding Class A Common Stock and 2.85% of the combined voting power of the Class A Common Stock and Class B Common Stock, and (ii) 8,200,217 shares of Class B Common Stock, which stock represents 90.85% of the outstanding Class B Common Stock and 60.10% of the combined voting power of the Class A Common Stock and Class B Common Stock. Including the individual holdings of the Reporting Persons of Class A Common Stock and Class B Common Stock, the Reporting Persons own, or may be deemed to own, stock representing a total of 62.95% of the combined voting power of Class A Common Stock and Class B Common Stock.
4In addition to the amounts of Class A Common Stock and Class B Common Stock described in footnote 3, the holdings of Deborah E. Wiley include 734,529 shares of Class A Common Stock and 31,559 shares of Class B Common Stock held through IRA or trust vehicles over which Deborah E. Wiley has sole voting and dispositive power.
5In addition to the amounts of Class A Common Stock and Class B Common Stock described in footnote 3, the holdings of Peter B. Wiley include 708,273 shares of Class A Common Stock and 6,402 shares of Class B Common Stock held through trusts controlled by and over which Peter B. Wiley may be deemed to have beneficial ownership.
6Deborah E. Wiley, Peter B. Wiley and W. Bradford Wiley II, as members of the EPH LLC established for the purpose of investing in, owning and managing securities of John Wiley & Sons, Inc., share beneficial ownership. EPH LLC had sole voting and dispositive power with respect to 462,338 shares of Class A Common Stock and 8,125,536 shares of Class B Common Stock, and shared voting and dispositive power with respect to 0 shares.
7Deborah E. Wiley, Peter B. Wiley and W. Bradford Wiley II, as co-trustees of the Trust of Esther B. Wiley, share voting and investment power with respect to 55,673 shares of Class A Stock and 36,720 shares of Class B Stock.
8Deborah E. Wiley, Peter B. Wiley and W. Bradford Wiley II, as members of WG6 LLC, share beneficial ownership. WG6 LLC had sole voting and dispositive power with respect to 1,200,000 shares of Class A Common Stock, and shared voting and dispositive power with respect to 0 shares.
9Deborah E. Wiley, Peter B. Wiley and W. Bradford Wiley II, as general partners of WBW LP, share beneficial ownership. WBW LP had sole voting and dispositive power with respect to 301,645 shares of Class A Common Stock, and shared voting and dispositive power with respect to 0 shares.
10Share information for BlackRock, Inc. is as of December 31, 2022, and is based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2023. According to the Schedule 13G/A, BlackRock, Inc. had sole voting power with respect to 5,173,091 shares, and sole dispositive power with respect to 5,230,548 shares. This Schedule was filed by BlackRock, Inc. on behalf of itself, BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., Blackrock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd.
11Share information for The Vanguard Group, Inc. is as of December 30, 2022, and is based solely on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 9, 2023. According to the Schedule 13G/A, The Vanguard Group, Inc. had sole voting power with respect to 0 shares, shared voting power with respect to 72,385 shares, sole dispositive power with respect to 4,679,965 shares, and shared dispositive power with respect to 110,967 shares.

74	2023 Proxy Statement

Ownership of Common Stock
12Share information for Clarkston Capital Partners, LLC is as of December 31, 2022, and is based solely on information contained in a Schedule 13G/A filed by Clarkston Capital Partners, LLC with the SEC on February 14, 2023. This Schedule was filed jointly pursuant to that certain Joint Filing Agreement: Clarkston Capital Partners, LLC, Clarkston Companies, Inc., Modell Capital LLC, Jeffrey A. Hakala, Gerald W. Hakala, and Jeremy J. Modell. According to the Schedule 13G, Clarkston Capital Partners, LLC had sole voting power with respect to 0 shares, shared voting power with respect to 2,688,259 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 2,746,684 shares.
13Share information for State Street Corporation is as of July 31, 2023, and is based solely on information contained in a Schedule 13G/A filed by State Street Corporation with the SEC on February 10, 2023 and amended on August 9, 2023. According to the Schedule 13G/A, State Street Corporation had sole voting power with respect to 0 shares, shared voting power with respect to 2,337,912 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 2,459,084 shares. This Schedule was filed by State Street Corporation on behalf of itself, SSGA Funds Management, Inc, State Street Global Advisors Limited, State Street Global Advisors, Ltd. State Street Global Advisors Australia Limited, Street Global Advisors Europe Limited, and State Street Global Advisors Trust Company.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our Class A and Class B Stock, the Company's registered classes of equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Based upon review of such reports and related information, we believe all filing requirements were complied with in a timely manner during Fiscal Year 2023, except for, due to administrative oversight, the required Form 4 report relating to the purchase of Class B Common shares not filed on a timely basis for Kevin Monaco, and the required Form 4s relating to the purchase, sale, and gifting of Class A and Class B Common shares not previously filed on a timely basis for Ms. Deborah Wiley, and Messrs. Peter and Bradford Wiley, who are shareholders owning 10% or more of the Company’s outstanding stock.

2023 Proxy Statement	75

INFORMATION ABOUT THE ANNUAL MEETING
Voting Procedures
Who may vote at the Annual Meeting?
Only shareholders of record at the close of business on August 1, 2023 are entitled to vote at the Annual Meeting of Shareholders on the matters that come before the Annual Meeting.
Dr. Leshin will not stand for reelection at the Company's 2023 Annual Meeting. As a result, the holders of Class A Stock, voting as a class, are entitled to elect three (3) directors, and the holders of Class B Stock, voting as a class, are entitled to elect seven (7) directors. Each outstanding share of Class A Stock and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. For all other matters, each share of Class A Common Stock is entitled to one-tenth (1/10) of one vote and each share of Class B Common Stock is entitled to one vote.
How do I vote?
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. Shareholders of record can vote, and save the Company expense, by using the Internet or by calling the toll-free telephone number printed on the proxy card. Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders participating or voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.
If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of Internet and telephone voting will depend on their voting procedures.
If you do vote by Internet or telephone, it will not be necessary to return your proxy card. If you do not choose to vote using these two options, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board.
If a shareholder does not return a signed proxy card, vote by the Internet, by telephone or attend the Annual Meeting and vote in person or via the Internet, his or her shares will not be voted.

76	2023 Proxy Statement

Information About the Annual Meeting
What happens if I do not give specific voting instructions when I deliver my proxy?
Shares represented by properly executed proxies, received by us or voted by telephone or via the internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Subject to the broker non-vote rules set forth below, if instructions are not given, proxies will be voted for the election of each nominee, for the approval of our executive officer compensation and for the ratification of our independent auditors.
What constitutes a quorum in order to hold and transact business at the Annual Meeting?
The presence in person or by proxy of a majority of the outstanding shares of Class A Stock or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. The presence in person or by proxy of a majority of all outstanding Class A and Class B shares will constitute quorum for the transactions of other shareholder proposals not required to be voted on separately by class. The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” or, in the case of election of directors, “withheld,” or any "broker non-votes," will be included in the number of shares present during the Annual Meeting to determine whether a quorum is present.
What is the voting requirement to approve each of the proposals and how will abstentions and broker non-votes be treated?
For Proposal 1, all elections shall be determined by a plurality of the shares of Class A Stock or Class B Stock entitled to vote thereon for directors designated as Class A or Class B directors, as the case may be. This means that the three Class A and seven Class B nominees receiving the highest number of affirmative “FOR” votes will be elected as directors of the Company. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee (broker non-votes) or shares marked as “withheld” for such nominee will not be counted toward such nominee’s achievement of a plurality. Proposals 2, 3 and 4 require approval by a majority of votes of the shares of Class A Stock and Class B Stock, voting together, cast at the Annual Meeting. Abstentions and broker non-votes, as applicable, are not counted in determining the votes cast, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.
A “broker non-vote” occurs when your broker submits a proxy for the meeting but does not vote on non-discretionary matters because you did not provide voting instructions on those matters (this applies to matters other than ratification of our auditors).
If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal 2 even if the broker does not receive voting instructions from you as the proposal is considered a “routine matter.”
Can I revoke my proxy or change my vote after I have voted?
Any shareholder giving a proxy (including one given by the Internet or telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Corporate Secretary, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic or Internet proxy) prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

2023 Proxy Statement	77

Information About the Annual Meeting
Who will count the votes?
We have retained Broadridge Financial Solutions, Inc. as the inspectors of election to tabulate the votes and certify the vote results.
Where can I find the voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within the time period prescribed by SEC rules.
How are proxies solicited and what is the cost?
Since many of our shareholders are unable to attend the Annual Meeting, the Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.
The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or facsimile, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

Attending the Annual Meeting
Who can attend the Annual Meeting?
Shareholders of record as of the record date, August 1, 2023, will be able to attend and participate in the online meeting.
How can I listen to, attend, vote, and participate at the Annual Meeting?
We are holding our Annual Meeting in a virtual-only format. At the virtual Annual Meeting, shareholders will be able to listen to the meeting live and vote. Shareholders will be afforded the same rights and opportunities to participate as they would if they attended in-person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/WLY2023, you will need to have your 16-digit proxy number to attend the Annual Meeting, which can be found on your proxy card. Although you may vote online during the virtual Annual Meeting, we encourage you to vote in advance via the Internet, by telephone or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card to ensure that your shares are represented and voted.
Shareholders will be able to ask questions through the virtual meeting website either before or during the meeting.
Questions may be submitted during the virtual Annual Meeting through www.virtualshareholdermeeting.com/WLY2023. The Company will answer appropriate questions during the virtual Annual Meeting.

2023 Proxy Materials
Why am I receiving these proxy materials?
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. of proxies to be used at the Annual Meeting of Shareholders to be held on September 28, 2023 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock are first being sent or given to shareholders on or about August 17, 2023.

78	2023 Proxy Statement

Information About the Annual Meeting
Why did I receive a Notice of Internet Availability in the mail instead of printed proxy materials?
This year we are again using the “Notice and Access” system adopted by the SEC relating to the delivery of proxy materials over the Internet. As a result, we mailed you a notice about the Internet availability of the proxy materials instead of paper copies. Shareholders will have the ability to access the proxy materials over the Internet. We believe that the Notice and Access rules will allow us to use Internet technology that many shareholders prefer, assure more prompt delivery of the proxy materials, lower our cost of printing and delivering the proxy materials, and minimize the environmental impact of printing paper copies.
How can I get electronic access to the proxy materials?
The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. Shareholders may request a paper copy of the materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of Meeting.
Will I get more than one copy of the Notice of Internet Availability or proxy materials if multiple shareholders share my address?
Only one copy of the Notice of Internet Availability or proxy materials, as applicable, is being delivered to multiple shareholders sharing an address unless one or more of the shareholders at that address have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability or proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was delivered. Requests for additional copies of these materials for the current year or future years should be directed to the Corporate Secretary at 111 River Street, Hoboken, NJ 07030. Alternatively, additional copies may be requested via Internet at www.proxyvote.com, or by calling the phone number located on your proxy card or voting instruction form. Shareholders of record residing at the same address and currently receiving multiple copies of the Notice of Internet Availability or proxy materials, as applicable, may contact the Company’s Corporate Secretary to request that only a single copy be delivered in the future.

2023 Proxy Statement	79

Other Matters
The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

2024 Shareholder Proposals and Director Nominations
If a shareholder intends to present a proposal for action at the 2024 Annual Meeting and wishes to have such proposal considered for inclusion in our proxy materials in reliance on SEC Rule 14a-8, the proposal must be submitted in writing and received by the Secretary of the Company by April 19, 2024. Such proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.
If a shareholder submits a proposal outside of Rule 14a-8 for the 2024 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by our By-Laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Company’s Board to vote on the proposal.
Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board. In general, written notice of a shareholder proposal or a director nomination for an annual meeting must be received by the Secretary of the Company no later than May 29, 2024, and must contain specified information and conform to certain requirements, as set forth in greater detail in the By-Laws. If the Company’s presiding officer at any shareholders’ meeting determines that a shareholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination. Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our By-Laws must comply with the additional requirements of Rule 14a-19(b).
Proposals and nominations should be addressed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 6-NE-42, Hoboken, New Jersey 07030-5774.
The Company has not received notice from any shareholder of its intention to bring a matter before the 2023 Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.

80	2023 Proxy Statement

WILEY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Savings Time on September 27, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WLY2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available on your proxy card and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Savings Time on September 27, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ADDRESS CHANGE/COMMENTS
For comments and/or address changes, please send them via email to: corpsec@wiley.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V20662-P96631 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

JOHN WILEY & SONS, INC.

The Board of Directors recommend a vote "FOR" all nominees in Proposal 1, "FOR" proposals 2 and 4, and for every "One (1) Year" on proposal 3.

	For All	Withhold All	For All Except
1. The election as directors of all nominees listed below, except as marked to the contrary.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Beth A. Birnbaum
02) Brian O. Hemphill
03) Inder M. Singh

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending April 30, 2024.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

	For	Against	Abstain
4. Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS A

V20663-P96631

PROXY/VOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jesse C. Wiley, Brian A. Napack, and Deirdre P. Silver as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. to be held on September 28, 2023, at 8:00 A.M., Eastern Daylight Saving Time, and any postponements or adjournments thereof.

The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the Meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" all nominees in Proposal 1, "FOR" proposals 2 and 4, and every "One (1) Year" on proposal 3.

(Continued, and to be marked, dated and signed, on the other side)

WILEY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Savings Time on September 27, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WLY2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available on your proxy card and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Savings Time on September 27, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ADDRESS CHANGE/COMMENTS
For comments and/or address changes, please send them via email to: corpsec@wiley.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V20664-P96631 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

JOHN WILEY & SONS, INC.

The Board of Directors recommend a vote "FOR" all nominees in Proposal 1, "FOR" proposals 2 and 4, and for every "One (1) Year" on proposal 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. The election as directors of all nominees listed below, except as marked to the contrary.

Nominees:

01) Mari J. Baker
02) George Bell
03) David C. Dobson
04) Raymond W. McDaniel, Jr.
05) Brian A. Napack
06) William J. Pesce
07) Jesse C. Wiley

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending April 30, 2024.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

	For	Against	Abstain
4. Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS B

V20665-P96631

PROXY/VOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jesse C. Wiley, Brian A. Napack, and Deirdre P. Silver as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. to be held on September 28, 2023, at 8:00 A.M., Eastern Daylight Saving Time, and any postponements or adjournments thereof.

The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the Meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" all nominees in Proposal 1, "FOR" proposals 2 and 4, and every "One (1) Year" on proposal 3.

(Continued, and to be marked, dated and signed, on the other side)